NOTE AGREEMENT


                            Dated as of June 28, 1996



              Up to $27,000,000 Floating Rate Senior Secured Notes
                               Due August 15, 2002












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                                TABLE OF CONTENTS


Section  Heading                               Page


1.       DESCRIPTION OF NOTES AND DEFINITIONS        1
         1.1      Description of Notes      1
         1.2      Terms; Security   2
         1.3      Definitions       2

2.       ISSUANCE AND DELIVERY OF NOTES     22
         2.1      Registration of Notes     22
         2.2      Exchange of Notes 23
         2.3      Transfer of Notes 23
         2.4      General Rules     23
         2.5      Valid Obligations 23
         2.6      Replacement of Notes      24

         3.       PAYMENT OF NOTES, COLLATERAL AND LOCK BOX ACCOUNT    24
         3.1      Direct Payment    24
         3.2      Issuance Taxes    25
         3.3      Scheduled Principal Payments       25
         3.4      Mandatory Prepayment due to Borrowing Base  25
         3.5      Optional Prepayments      26
         3.6      Notice of Prepayments     26
         3.7      Allocation of Prepayments 27
         3.8      Payments by Collateral Agent       27
         3.9      Collateral        27
         3.10     Lock Box Account  27

4.       EVIDENCE OF ACTS OF NOTE HOLDERS   30
         4.1      Execution by Note Holders or Agents30
         4.2      Future Holders Bound      30

5.       DEFAULTS - REMEDIES        30
         5.1      Events of Default 30
         5.2      Notice of Claimed Default 34
         5.3      Acceleration of Maturities34
         5.4      Rescission of Acceleration34
         5.5      Default Remedies  35
         5.6      Other Enforcement Rights  36
         5.7      Effect of Sale, etc.      37
         5.8      Delay or Omission; No Waiver       37
         5.9      Restoration of Rights and Remedies 37
         5.10     Application of Sale Proceeds       38
         5.11     Cumulative Remedies       38
         5.12     Limitations on Suits      39
         5.13     Suits for Principal and Interest   39
         5.14     Undertakings      39
         5.15     Waiver by the Company     40

6.       CERTAIN COVENANTS 40
         6.1      Existence, Etc    40
         6.2      Insurance         40
         6.3      Taxes, Claims for Labor and Materials, Compliance with Laws 41
         6.4      Maintenance, Etc. 41
         6.5      Agreement to Deliver Security Documents     41
         6.6      Payment of Notes and Maintenance of Office  42
         6.7      Nature of Business        42
         6.8      Use of Proceeds   42
         6.9      Minimum Consolidated Total Net Worth        43
         6.10     Minimum Consolidated EBITDA to Debt Service Ratio    43
         6.11     Maximum Consolidated Debt to Total Net Worth Ratio   43
         6.12     Restricted Payments       43
         6.13     Limitation on Liens       43
         6.14     Mergers, Consolidations, Etc.      44
         6.15     Transactions with Affiliates       45
         6.16     Repurchase of Notes       45
         6.17     Investments       45
         6.18     Notice of Default and Event of Default; Notice of Certain
                  Other Matters        46
         6.19     Reports and Rights of Inspection   47
         6.20     Amendment of Note Documents        51
         6.21     Subordinated Debt 51
         6.22     Distributions by Subsidiaries      51
         6.23     Further Assurances        51
         6.24     Independence of Covenants 52
         6.25     Borrowing Base Certificates        52
         6.26     Appraisals        53

7.       COLLATERAL AGENT  54

8.       AMENDMENTS, WAIVERS AND CONSENTS   55
         8.1      Consent Required  55
         8.2      Effect of Amendment or Waiver      55

9.       MISCELLANEOUS; EXPENSES, TAXES AND INDEMNIFICATION   55
         9.1      Successors and Assigns    55
         9.2      Partial Invalidity        56
         9.3      Communications    56
         9.4      Governing Law     57
         9.5      Maximum Interest Payable  57
         9.6      Counterparts      58
         9.7      Headings, Etc.    58
         9.8      Amendments        58
         9.9      Benefits of Agreement Restricted to Parties and Note
                  Holders  58
         9.10     Waiver of Notice  58
         9.11     Holidays 58
         9.12     Accounting Principles     58
         9.13     Directly or Indirectly    58
         9.14     Exhibits 59
         9.15     Satisfaction and Discharge of Agreement     59
         9.16     Conflicts with Security Documents  59
         9.17     Expenses of Transaction   59
         9.18     Taxes, Etc.       60
         9.19     Indemnification   60
         9.20     Entire Agreement  61




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Attachments to Note Agreement:

Schedules

Schedule 1        -        Names, Addresses and Payment Instructions of
                           Initial Purchasers
Schedule 2        -        Independent Appraiser

Exhibits

Exhibit A          -       Form of Note
Exhibit B          -       Form of Borrowing Base Certificate
Exhibit C          -       [Intentionally Deleted]
Exhibit D          -       Compliance Certificate
Exhibit E          -       Form of Data Processing Contract
Exhibit F          -       Form of Management Contract
Exhibit G          -       Form of Security Agreement (Master)
Exhibit H          -       Security Agreement (Lock Box)
Exhibit I          -       Form of Management Fee Release Request
Exhibit J          -       Form of Quarterly Release Request
Exhibit K         -        Form of Equipment Services Contract






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                                                                 - 1 -

                                 NOTE AGREEMENT

              Up to $27,000,000 Floating Rate Senior Secured Notes

                               Due August 15, 2002


                                              Dated as of
                                              June 28, 1996


To the purchasers named in
Schedule I attached hereto

Ladies and Gentlemen:

         The undersigned, PLM International, Inc., a Delaware corporation (the "Company" or a "Guarantor"), PLM Financial Services, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("FSI"), and PLM Investment Management, Inc., a California corporation and a wholly owned subsidiary of FSI ("IMI"), agree with SunAmerica Life Insurance Company and each affiliate of SunAmerica designated by SunAmerica to purchase any Notes and their respective successors and assigns and subsequent holders of the Notes (the Purchasers of the first issuance of Notes being identified on Schedule 1 hereto), as follows:


 .ECTION 1.        DESCRIPTION OF NOTES AND DEFINITIONS

 . (a) FSI and IMI have authorized the issuance and sale, pursuant to the Note Purchase Agreement (the "Note Purchase Agreement") of even date herewith between the Purchasers, FSI and IMI and joined in by the Company, of up to U.S. $27,000,000 aggregate principal amount of floating rate Senior Secured Notes to be dated the date of issue, to bear interest on the outstanding principal amount thereof from time to time at a floating rate equal to the Applicable Libor Rate plus 240 basis points, subject to increase as set forth in the immediately following sentence (individually, a "Note" and collectively the "Notes," including any notes issued in substitution or replacement of any thereof). If at any time any Note is rated NAIC 3 or lower by the NAIC, then effective upon the date of such downgrading and continuing until such Note is rated higher than NAIC 3, such rate as it applies to all such Notes that have been downgraded will be automatically increased by 100 basis points. Interest on the Notes will be payable quarterly on November 15, February 15, May 15, and August 15 in each year (commencing November 15, 1996) and principal of the Notes will be payable quarterly on November 15, February 15, May 15, and August 15 in each year (commencing November 15, 1997), and at maturity. The Notes will bear interest on overdue payments at the rate specified therein and will be substantially in the form attached hereto as Exhibit A. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.


                  (b) Subject to the other terms and conditions of this Agreement and the terms and conditions of the Note Purchase Agreement, the Purchasers have agreed to purchase Notes having an aggregate original principal amount not to exceed U.S. $27,000,000. The original principal amount of each Note shall be determined pursuant to its related Note Purchase Agreement.

                  (c) The Obligations of each Issuer shall constitute and be full recourse obligations of such Issuer.

 . The Notes are subject to the terms of, and secured pursuant to, this Agreement and the other Note Documents. In addition, payment and performance of all Notes and other Obligations of all Issuers are guaranteed by the Company, and payment and performance of the Notes issued by IMI and the other Obligations of IMI are guaranteed by FSI.

 . For purposes of this Agreement, the following terms shall have the respective meanings set forth below or provided for in the section or other part of this Agreement referred to following such term (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acceptable Security Interest" in any property shall mean a Lien granted pursuant to a Note Document (i) which exists in favor of the Collateral Agent for the benefit of itself and the other Persons to be secured thereby as specified in the Note Document creating such Lien, (ii) which is first priority, (iii) which secures only the obligations secured thereby as specified in the Note Document creating such Lien, and (iv) which is perfected and is enforceable by the Collateral Agent, for the benefit of itself and the other Persons specified in the Note Document creating such Lien, against the grantor thereof.

                  "Affiliate"  means, with respect to any Person, (i) each other
         Person that, directly or indirectly, through one or more intermediaries, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person and
         (iii) each of such Person's officers, directors, joint venturers and partners; provided, (A) except with respect to Section 6.15, this definition of "Affiliate" shall be deemed to exclude the Growth Funds and (B) in no case shall the Collateral Agent or any Note holder be deemed to be an Affiliate of the Company for purposes of this Agreement. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.
                  "Agreement"  shall  mean this Note  Agreement,  as it may from time to time be supplemented or amended in accordance with the provisions hereof.

                  "Applicable Libor Rate" shall mean commencing on the first issuance of Notes and on each November 15, February 15, May 15, and August 15 thereafter until the Notes are paid in full, the Libor Rate for such day (provided, if any such day is not a day on which The Wall Street Journal is published, then the immediately preceding day on which The Wall Street Journal is published shall be used. "Libor Rate" shall mean as of any Quarterly Payment Date the rate quoted in the "Money Rates" section of the Wall Street Journal on such date as the three-month London Interbank Offered Rate or, if the Wall Street Journal ceases to publish the three-month London Interbank Offered Rate, the rate quoted on the Bloomberg Screen on such date as the three-month London Interbank Offered Rate. The Libor Rate determined on each Quarterly Payment Date shall apply from such date through the date immediately preceding the next Quarterly Payment Date.

                  "Appraisal   Report"  shall  mean  the  most  recent   Company
         Appraisal report or Independent Appraisal report required under this Agreement.

                  "Appraised Value" shall mean, with respect to an item of Equipment, the expected proceeds realizable upon a "non-distressed" arm's-length sale of the Equipment, less commissions, fees and other costs and expenses normally incurred (other than by the acquiror) in connection with the sale of such Equipment, assuming that such Equipment is sold within 180 days. If any item of Equipment is subject to a Lease wherein the Lessee is granted the option to purchase such Equipment for a predetermined amount (as compared to a purchase price being equal to the fair market value of such item of Equipment as of the expiration of the lease), the Appraised Value of such item of Equipment shall not be greater than such predetermined amount. In no event shall the value of the rental payments under any lease of Equipment be included in determining the Appraised Value of such item of Equipment.

                  "Approved Subordinated Debt" means at any time the Debt outstanding under the Principal Mutual Note Agreement and all Debt of the Company subordinate in right of payment to the Obligations of the Company to the Note holders and the Collateral Agent, the terms of which Debt shall have been approved in writing by the Required Noteholders, and any refinancing of the same in a principal amount not greater than the outstanding principal amount of such Debt as of the date of refinancing.

                  "Bank of America" shall mean Bank of America National Trust and Savings Association.

                  "Borrowing  Base  Certificate"   means  a  certificate,   duly
         executed by a Responsible Officer of the Company, FSI and IMI, appropriately completed and in substantially in the form of Exhibit B.
                  "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which banks in the Cities of San Francisco, New York or Texas are authorized or required to be closed.

                  "Capital Lease" means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

                  "Capitalized Cost" shall mean, with respect to any item or items of equipment, the aggregate capitalized cost for such equipment, net of any acquisition or other fees paid or payable by the Company to FSI or any Affiliate of the Company or FSI.

                  "Casualty Loss" means any of the following events with respect to any item of Equipment: (i) the actual total loss or constructive total loss of such item of Equipment, (ii) such item of Equipment shall become lost, stolen, destroyed, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, (iii) the seizure or deprivation of use of such item of Equipment for a period and under circumstances resulting in a claim for loss under applicable insurance policies for a period exceeding 180 days or the condemnation or confiscation of such item of Equipment or (iv) such item of equipment shall be deemed under its Lease to have suffered a casualty loss as to the entire item of Equipment.

                  "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes, levies, assessments, charges or claims, in each case then due and payable, upon or relating to (i) any Property of the Company or any Issuer, (ii) the Notes, (iii) the Company or any Issuer's employees, payroll, income or gross receipts, (iv) the Company or any Issuer's ownership or use of any of its respective Property, or (v) any other aspect of the Company or any Issuer's business.

                  "Closing" means the consummation of the first purchase of Notes under the Note Purchase Agreements.

                  "Closing Date" means June 28, 1996.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, any successor statute, and the rules and regulations issued thereunder as from time to time in effect.

                  "Collateral" shall mean any and all Property in which the Collateral Agent has been granted a security interest or other interest to secure the Obligations pursuant to the Note Documents.

                  "Collateral Agent" shall mean SunAmerica and any successor thereto as Collateral Agent under the Collateral Agency Agreement.

                  "Collateral Agency Agreement" shall mean a Collateral Agency Agreement between SunAmerica, as the initial Collateral Agent, or its designated successor and the holders of the Notes.

                  "Company" shall have the meaning set forth in the first sentence.

                  "Company Appraisal" with respect to any item or items of Equipment means any report showing Appraised Value prepared by the Company.

                  "Company Appraised Value" with respect to any item or items of Equipment means the Appraised Value determined by the Company in good faith and otherwise in a manner consistent with the terms of this Agreement.

                  "Compliance Certificate" means a certificate signed by the Company's Chief Financial Officer or Corporate Controller, substantially in the form set forth in Exhibit D, with such changes therein as the Collateral Agent may from time to time reasonably request for the purpose of having such certificate disclose the matters certified therein and the method of computation thereof.

                  "Consolidated Debt" means, as of any date of determination, the total of all Debt of the Company and its Subsidiaries outstanding on such date (excluding Non-Recourse Secured Debt), after eliminating (in accordance with GAAP) all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries.

                  "Consolidated Debt to Total Net Worth Ratio" means, as measured as of the last day of each fiscal quarter of the Company, the ratio of (a) Consolidated Debt to (b) Consolidated Total Net Worth.

                  "Consolidated EBITDA to Debt Service Ratio" means, as measured quarterly as of the last day of each fiscal quarter of the Company the ratio, expressed as a percentage, of (a) EBITDA for the preceding four fiscal quarters including the fiscal quarter in which such measurement date occurs to (b) Debt Service for the four fiscal quarter period next following such measurement date (and for purposes of this definition, the interest rate will be deemed to be the Debt Rate in effect as of such measurement date).
                  "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall be excluded:

                  (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

                  (b) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions,

                  (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary,

                  (d) any restoration to income of any contingency reserve (other than Equipment maintenance reserves), except to the extent that provision for such reserve was made out of income accrued during such period,

                  (e) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets),

                  (f) any net gain from the collection of the proceeds of life insurance policies,

                  (g) any gain arising from the acquisition of any Security, or the extinguishment, under GAAP, of any Debt, of the Company or any Subsidiary,

                  (h) any net income or gain (but not any net loss) during such period from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, (iii) any extraordinary items, or (iv) any discounted operations or the disposition thereof,

                  (i) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary,

                  (j) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and

                  (k) any portion of such net income that cannot be freely converted into United States Dollars.

                  "Consolidated Total Net Worth" means, on a consolidated basis, as at any date of determination, the difference between Consolidated Total Assets and Consolidated Total Liabilities.

                  "Consolidated Total Assets" means, on a consolidated basis, as at any date of determination, all assets of the Company and its Subsidiaries, as determined and computed in accordance with GAAP, excluding the investment by the Company or any Subsidiary in any and all Joint Ventures nonconsolidated with the Company and which have Indebtedness for Borrowed Money, as determined and computed in accordance with GAAP (except to the extent the exclusion of Joint Venture assets pursuant to the preceding provisions is inconsistent with GAAP) and excluding any assets securing Non-Recourse Secured Debt to the extent of the lesser of such Non-Recourse Secured Debt and the Appraised Value of such assets. Solely for purposes of this definition, the phrase "an item of Equipment" as used in the definition of "Appraised Value" shall be deemed to refer to "an asset".

                  "Consolidated Total Liabilities" means, on a consolidated basis, as at any date of determination, the sum of (i) Consolidated Debt and (ii) all other liabilities of the Company and its Subsidiaries (as to this clause (ii), as determined and computed in accordance with GAAP), but excluding all Non-Recourse Secured Debt.

                  "Data Processing Contracts" means collectively those certain agreements each entitled "Data Processing Servicing Agreement" entered into by each Growth Fund and IMI, a representative copy of the same being attached as Exhibit E.

                  "Debt," with respect to any Person shall mean, without duplication (and in particular, the Debt of any Subsidiary of the Company which is covered by a Guaranty given by the Company or any other Subsidiary of the Company shall only be counted once for determining the total Debt of the Company and its Subsidiaries on a consolidated basis):

                           (i)      its liabilities for borrowed money;

                           (ii) liabilities secured by any Lien existing on Property or assets owned by such Person (regardless of whether such liabilities have been assumed);

                           (iii)    its capitalized lease obligations;

                           (iv) any other obligations (other than deferred taxes
                  and other noncurrent liabilities) that are required by GAAP to be shown as liabilities on its balance sheet; and

                           (v) all obligations of such Person guaranteeing or in
                  effect guaranteeing any debt, dividend, distribution, or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person (A) to purchase such debt or obligation or any property or assets constituting security therefor; (B) to advance or supply funds to purchase or pay such debt or obligation or to maintain working capital or other balance sheet condition or any income statement condition or otherwise to advance or make available funds for the purchase or payment of such debt or obligation; (C) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such debt or obligation of the ability of the primary obligor to make payment of the debt or obligation; or (D) otherwise to assure the owner of such debt or obligation of the primary obligor against loss in respect thereof (any of the foregoing in this paragraph (v), a "Guaranty").

                  "Debt Rate" means, as of any date of determination, the interest rate then in effect in respect of the Notes pursuant to
         Section 1.1 of this Agreement.

                  "Debt Service" means, with respect to any period, the sum of the following: (a) Interest Charges for such period and (b) all payments of principal in respect of Debt of the Company and its Subsidiaries (including the principal component of any payments in respect of Capital Lease Obligations) paid or payable during such period after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, but excluding payments of principal in respect of Non-Recourse Secured Debt.

                  "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

                  "Defaulted Lease" means any Lease as to which FSI or the Growth Fund that owns such Lease has reasonably determined, in accordance with customary servicing procedures applicable to the Leases owned by the Growth Funds, that such Lease is in material default; provided, each Lease as to which the Lessee thereunder is delinquent in an aggregate amount equal to the Scheduled Payments due thereunder during a 90 day period shall automatically be deemed a Defaulted Lease unless and until all defaults thereunder have been cured.
                  "Disposition" or to "Dispose" means the sale, lease, transfer, assignment, condemnation, or other disposition (including pursuant to any Casualty Loss) of Equipment, other than a Lease incurred in the ordinary course of business of the Company or its Subsidiaries.

                  "EBITDA" means, for any period, the sum, determined (without duplication) on a consolidated basis for the Company and its Subsidiaries of (i) Consolidated Net Income for such period plus (ii) interest expense for such period (excluding interest expense attributable to Non-Recourse Debt) to the extent deducted in the determination of such net income (or loss) plus (iii) depreciation, amortization and other similar non-cash items to the extent deducted in the determination of such net income (or loss) plus (iv) all taxes accrued for such period on or measured by income to the extent deducted in the determination of such net income (or loss) and plus (v) the amount (if any) by which the line item identified as "equity interests in affiliates" on the Company's balance sheet has been reduced during such period by virtue of the Company's receipt of cash in respect of such line item.

                  "Eligible Data Processing Expense Reimbursements" means as of any date of determination the present value of the expense reimbursements/fees due or to become due to IMI under the terms of the Data Processing Contracts and in which there is an Acceptable Security Interest and such fees and the rights of IMI thereto subject to no other Liens, but excluding (a) in the case of any Data Processing Contract that has not been renewed or has been terminated or notice of termination has been given, any fees that would be attributable to any period on or after the date of such termination, (b) any portion of such fees that are subject to any action or proceeding asserting any reduction, abatement, set-off or diminution thereof, and (c) any fees the payment of which is more than 90 days past due; in each case as such present value is calculated using the Debt Rate and assuming (i) all payments are due on the last day of the relevant monthly period;
         (ii) payments are discounted on a monthly basis using a 30 day month and 360 day year; and (iii) payments are discounted to the last day of the calculation period in which the date of determination falls.

                  "Eligible General Partner Interest" means the ownership interest held by FSI in Growth Fund VII and No Load Growth Fund as the general partner or manager and (a) in which there is an Acceptable Security Interest and such interest shall be subject to no other Liens and (b) as to which there is not pending against FSI any action or proceeding asserting any reduction, abatement, set-off or other diminution of any material part of the distributions and other payments due and to become due in respect of such interest.

                  "Eligible Lease Negotiation and Acquisition Fees" means, as of any date of determination, the lease negotiation fees and equipment acquisition fees due or to become to IMI under the terms of the Equipment Services Contracts (limited to and measured by the Purchase Account Amounts then contained in the Purchase Accounts) and in which there is an Acceptable Security Interest and such fees and the rights of IMI thereto subject to no other Liens, but excluding (a) in the case of any Equipment Services Contract that has not been renewed or has been terminated or notice of termination has been given, any fees that would be attributable to any period on or after the date of such termination, (b) any portion of such fees that are subject to any action or proceeding asserting any reduction, abatement, set-off or diminution thereof, and (c) any fees the payment of which is more than 90 days past due.

                  "Eligible Leases" means a Lease owned by a Growth Fund (in which such Growth Fund is the owner and lessor of the Equipment covered by such Lease) and which is not a Defaulted Lease.

                  "Eligible Management Fees" means, as of any date of determination, the present value of the management fees due and to become due to IMI under the terms of the Management Contracts based on
         (x) the Scheduled Payments of Eligible Leases in existence as of such date of determination and (y) Projected Renewal Rentals as of such date of determination, in which there is an Acceptable Security Interest and such management fees and the rights of IMI thereto shall be subject to no other Liens, but excluding (a) in the case of any Management Contract that has not been renewed or has been terminated or notice of termination has been given, any management fees that would be attributable to any Schedule Payments or Projected Renewal Rentals due on or after the date of such termination, (b) any portion of such management fees that are subject to any action or proceeding asserting any reduction, abatement, set-of or diminution thereof, and (c) any management fees the payment of which is more than 90 days past due; in each case as such present value is calculated using the Debt Rate and assuming (i) all payments are due on the last day of the relevant monthly period; (ii) payments are discounted on a monthly basis using a 30 day month and 360 day year; and (iii) payments are discounted to the last day of the calculation period in which the date of determination falls.

                  "Environmental Laws" means all Requirements of Law, including, without limitation, all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Agency, in each case relating to environmental, health, safety and land use matters, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency
         Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

                  "Equipment" means any and all items of transportation-related tangible personal property (including parts) owned by the Growth Funds; in each case held for sale, lease or rental to third parties.

                  "Equipment Assets" means any item of Equipment and any other item of tangible personal property acquired by the Company or any Subsidiary for the purpose of lease or sale in connection with the business of the Company or such Subsidiary.

                  "Equipment Services Contracts" means collectively those certain agreements each entitled "Equipment Service Agreements" entered into by each of the Growth Funds and IMI, a representative copy of the same being attached as Exhibit K.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, any successor statute, and the rules and regulations issued thereunder as from time to time in effect.

                  "ERISA Affiliate" means each trade or business, including the Company, whether or not incorporated, which together with the Company would be treated as a single employer under Section 4001 of ERISA or subsections (b), (c), (m) or (o) of Section 414 of the Code.

                  "ESOP" means the PLM International, Inc. Employee Stock Ownership Plan adopted effective as of August 17, 1989, and the PLM International, Inc. Employee Stock Ownership Plan Trust established pursuant to the PLM International, Inc. Employee Stock Ownership Plan Trust Agreement effective as of August 17, 1989, between the Company and SSBTC, as trustee.

                  "Event  of  Default"  means  any of the  events  set  forth in
         Section 5.1.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Existing Senior Debt" means the Debt from time to time outstanding pursuant to that certain Note Agreement dated as of June 30, 1994 between the Company, Sun Life Insurance Company of America, American Life and Casualty Insurance Company, Alexander Hamilton Life Insurance Company of America and Republic Western Insurance Company, as heretofore or hereafter amended.

                  "FDIC" means the Federal Deposit Insurance Corporation and any successor thereto.

                  "FSI Borrowing Base" means the sum of 65% of the FSI General Partner Interest Amount, in each case determined as of the date of the Borrowing Base Certificate then most recently delivered pursuant to this Agreement.

                  "FSI Funds" means, as of any date of determination, those funds (and any interest or investment income thereon) contained in the Lock Box Account and designated by the Collateral Agent as being traceable to Collateral in which FSI has granted to the Collateral Agent a Security Lien.

                  "FSI General Partner Amount" means, as of any date of determination, the sum of the General Partner Amount for each Eligible General Partner Interest.

                  "FSI Guaranty" means the Guaranty Agreement executed by FSI in favor of the holders of the Notes and the Collateral Agent.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances of the date of determination.

                  "General Partner Amount" means, as of any date of determination, the sum of (a) the product resulting from the multiplication of (i) the Appraised Value of all Equipment then owned by Growth Fund VII provided FSI owns an Eligible General Partner Interest in Growth Fund VII, excluding Equipment that has suffered a Casualty Loss, less all Debt of Growth Fund VII, times (ii) 5% and (b) the product resulting from the multiplication of (i) the Appraised Value of all Equipment then owned by No Load Growth Fund provided FSI owns an Eligible General Partner Interest in No Load Growth Fund, excluding Equipment that has suffered a Casualty Loss, less all Debt of No Load Growth Fund, times (ii) 15%.

                  "Governmental Agency" means (i) any federal, state, county, municipal or foreign government, or political subdivision thereof, (ii) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (iii) any court or administrative tribunal, or (iv) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose binding jurisdiction that Person has consented.

                  "Growth Funds" means, collectively, PLM Equipment Growth Fund, a California limited partnership, PLM Equipment Growth Fund II, a California limited partnership, PLM Equipment Growth Fund III, a
         California  limited  partnership,  PLM  Equipment  Growth  Fund  IV,  a
         California  limited  partnership,   PLM  Equipment  Growth  Fund  V,  a
         California limited partnership, PLM Equipment Growth Fund VI, a California limited partnership, and PLM Equipment Growth & Income Fund VII, a California limited partnership, and Professional Lease Management Income Fund I, a California limited liability company.

                  "Growth Fund VII" means PLM Equipment Growth & Income Fund VII, a California limited partnership.

                  "Guarantor" means the Company or FSI as the context requires.

                  "Guaranty" shall have the meaning set forth in paragraph (v) of the definition of Debt.

                  "IMI Borrowing Base" means the sum of (a) 50% of the Eligible Management Fees covered by clause (x) of the definition of Eligible Management Fees, (b) 25% of the Eligible Management Fees covered by clause (y) of the definition of Eligible Management Fees (but in no event to exceed the Renewal Cap Amount), (c) 50% of the Eligible Data Processing Expense Reimbursements, and (d) 50% of the Eligible Lease Negotiation and Acquisition Fees, in each case determined as of the date of the Borrowing Base Certificate most recently delivered pursuant to this Agreement.

                  "IMI Funds" means, as of any date of determination, those funds (and any interest or investment income thereon) contained in the Lock Box Account and designated by the Collateral Agent as being traceable to Collateral in which IMI has granted to the Collateral Agent a Security Lien.

                  "Indebtedness for Borrowed Money" of any Person shall mean without duplication (i) all Debt of such Person for borrowed money or which has been incurred by such Person in connection with the acquisition of assets, (ii) all Capitalized Lease Obligations of such Person, (iii) all Guaranties by such Person of Indebtedness for Borrowed Money of others, and (iv) all obligations and liabilities secured by a Security Lien (excluding Security Liens arising by operation of law) on any asset owned by such Person, irrespective of whether such obligation or liability is assumed, to the extent of the lesser of such obligation or liability or the fair market value of such asset.

                  "Indemnified  Matters"  has the  meaning  set forth in Section
         9.19.

                  "Indemnitees" has the meaning set forth in Section 9.19.

                  "Independent Appraisal" with respect to any item or items of Equipment shall mean any report showing Appraised Value prepared by the Independent Appraiser consistent with the terms of this Agreement.

                  "Independent Appraised Value" shall mean the Appraised Value of any item or items of Equipment determined by the Independent Appraiser.

                  "Independent Appraiser" shall mean any one or more of the qualified independent appraisal firms listed on Schedule 2 or any other qualified independent appraisal firm approved by the Required Noteholders from time to time.

                  "Independent Public Accountants" shall mean any of (i) Arthur Andersen & Co., (ii) Deloitte & Touche, (iii) Coopers & Lybrand, (iv) Ernst & Young, (v) KPMG Peat Marwick and (vi) Price Waterhouse or (vii) any other qualified independent accounting firm of national stature approved by the Required Noteholders.

                  "Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP): (a) all interest in respect of Debt of the Company and its Subsidiaries, including imputed interest on Capital Lease Obligations, deducted in determining Consolidated Net Income for such period (excluding, however, any such interest on Non-Recourse Secured Debt), together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period (excluding, however, any such interest on Non-Recourse Secured Debt), and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period (excluding, however, all such debt discount and expense attributable to Non-Recourse Secured Debt).

                  "Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of Stock or other securities of any other Person or by means of loan or advance (other than advances to employees for moving or travel expenses, drawing accounts and similar expenditures in the ordinary course of business), capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person, including any partnership and joint venture interests of such Person in any other Person or in any Participation Equipment. The amount of any Investment shall be determined and computed in accordance with GAAP.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1 et seq.), as the same may be in effect from time to time, or any successor statute thereto.

                  "IRS" means the U.S. Department of Treasury, Internal Revenue Service, and any successor thereto.

                  "Issuer"   means   FSI  and  IMI,   either   individually   or
         collectively as the context requires.

                  "Lease" means a written lease by a Growth Fund or any trustee under any trust that is the holder of legal or record title for the benefit of a Growth Fund to a Lessee of any item of Equipment and shall include all new Leases, Marine Container Pooling Arrangements, Marine Vessel Pooling Arrangements, charters of marine vessels and any other agreement designated by the Collateral Agent in writing as a Lease; provided, any lease agreement which represents any conditional sales transaction or similar transaction and which is in accordance with GAAP is carried on the books of a Growth Fund as something other than an operating lease or finance lease shall not constitute a "Lease".

                  "Lessee" means, with respect to each Lease, the Lessee or charterer thereunder, including in the case of each Marine Container Pooling Arrangement or Marine Vessel Pooling Arrangement, the Person leasing marine containers or marine vessels owned by the applicable Growth Fund under such pooling arrangement.

                  "Lien" shall mean any mortgage, pledge, priority, security interest, encumbrance, contractual deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect of, protecting a creditor against loss or securing the payment or performance of an obligation.

                  "Lock  Box   Account"   means  the  account   required  to  be
         established pursuant to the terms of the Security Agreement (Lock Box).

                  "Make-Whole Amount" shall mean an amount calculated by the applicable Issuer and set forth in a certificate from such Issuer (or if such Issuer fails to make such calculation, as calculated by the Required Noteholders), determined as of the date of any prepayment pursuant to Sections 3.4 or 3.5 or the date of any acceleration pursuant to Section 5.3 in respect of each Note (or the portion thereof) to be prepaid or each Note being accelerated. The Make-Whole Amounts on each Note shall be equal to 0.75% of the outstanding principal amount prepaid.

                  "Management Contracts" means collectively those certain agreements each entitled "Equipment Management Agreement" entered into by each of the Growth Funds and IMI, a representative copy of the same being attached as Exhibit F.

                  "Marine Container Pooling Arrangement" means any written agreement, however denominated, pursuant to which (i) marine containers owned by a Growth Fund are leased to a Person who incorporates such containers into a pool of marine containers that are subleased to others and (ii) such Person agrees to pay to the Growth Fund, on a periodic basis, a percentage of the aggregate net revenues received in respect of any and all of the marine containers comprising such pool.
                  "Marine Vessel Pooling Arrangement" means any written agreement, however denominated, pursuant to which (i) marine vessels owned by a Growth Fund are leased to a Person who incorporates such marine vessels into a pool of marine vessels that are subleased to others and (ii) such pool or Person agrees to pay to the Growth Fund on a periodic basis, a percentage of the aggregate net revenues received in respect of any and all of the marine vessels comprising such pool.

                  "Material Adverse Effect" shall mean a material and adverse effect on the properties, business, financial condition or prospects of the Company or any Issuer or on its ability to perform its obligations.

                  "Multiemployer Plan" shall mean a plan described in Section 3(37) or Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.

                  "NAIC" shall mean the National Association of Insurance Commissioners.

                  "No Load Growth Fund" means Professional Lease Management Income Fund I, a California limited liability company.

                  "Non-Recourse  Secured  Debt" means Debt with respect to which
         (a) none of the Company or any Subsidiary has or will have under any circumstances (except fraud in the making), any personal or recourse liability for the repayment of such Debt (whether directly as the primary obligor or indirectly as a guarantor) and (b) the proceeds of such Debt are used to pay the acquisition price for Equipment Assets and the repayment thereof is secured by a Security Lien on the Equipment Assets so acquired and the proceeds of such Equipment Assets.

                  "Note Documents" shall mean this Agreement, the Note Purchase Agreements, the Notes, the Security Documents, the PLM Guaranty, the FSI Guaranty, all documents (in the respective forms thereof as executed) the forms of which are referenced in or appended to the Note Purchase Agreements or this Agreement as exhibits or schedules, and all other documents or instruments executed and delivered in connection with the Note Purchase Agreements or this Agreement, except for the Collateral Agency Agreement.

                  "Note  Purchase   Agreement"  shall  mean  the  Note  Purchase
         Agreement of even date herewith between FSI, IMI and SunAmerica (and joined in by the Company).

                  "Notes" shall have the meaning set forth in Section 1.1.

                  "NRSRO" means a Nationally Recognized Statistical Rating Organization.

                  "Obligations" shall mean as to each Issuer the payment of all indebtedness and performance of all obligations of such Issuer now or hereafter existing under this Agreement, the Notes issued by such Issuer and the other Note Documents to which such Issuer is a party or bound, whether for principal, interest, Make-Whole Amounts, fees, expenses or otherwise.

                  "Outstanding" shall mean with respect to the Notes at any time, all Notes which have been duly authorized, issued and delivered (except Notes for which new Notes have been issued pursuant to Section 2.2, Section 2.3 or Section 2.6); provided, with respect to any approval or consent required or permitted to be given by any one or more of the holders of Notes under this Agreement or any other Note
         Document, "Outstanding" Notes shall be exclusive of any Notes then owned (beneficially or otherwise) by the Company or any Affiliate or any Notes which have been paid in full.

                  "Participation Equipment" means an item of equipment, owned by a Person unaffiliated with the Company and on lease to another third party, in which the Company acquires a right to share, directly or indirectly, in a specified percentage of the residual value thereof upon the lease, re-lease or sale of such item of equipment after the original lease maturity date.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Permitted Affiliate Insurance" means marine vessel war risk insurance, marine vessel increased value insurance and marine vessel hull and machinery insurance issued by Transportation Equipment Indemnity Company, Ltd., an insurance company organized under the laws of the Commonwealth of Bermuda ("TEI"), if and only if, upon the issuance of such insurance and at all times during which such insurance remains outstanding, TEI retains no more than 5% of the insurance liability and obtains reinsurance for the remaining 95% of the insurance liability with financially sound and reputable insurance companies that are not Affiliates of the Company.

                  "Permitted Liens" shall have the meaning set forth in Section 6.13.

                  "Person" shall mean an individual, general partnership, limited partnership, corporation, limited liability company, trust, unincorporated organization, government, governmental agency or governmental subdivision.

                  "Plan" means any plan (other than a Multiemployer Plan) subject to Title IV of ERISA which (i) is currently or hereafter sponsored, maintained or contributed to by the Company or any ERISA Affiliate or (ii) was at any time during the five preceding years sponsored, maintained or contributed to by the Company or any of its ERISA Affiliates.

                  "PLM Guaranty" means the Guaranty Agreement executed by PLM in favor of the holders of the Notes and the Collateral Agent.

                  "PLM Security Agreement" means the Security Agreement executed by PLM in favor of the holders of the Notes and the Collateral Agent.

                  "Portfolio Assets" means a portfolio, group or collection of Equipment Assets.

                  "Principal Mutual Note Agreement" means the Note Agreement dated as of January 15, 1989, between the Company and Principal Mutual Life Insurance Company, as amended.

                  "Prohibited  Transaction"  means any transaction  described in
         Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA or the transitional rules set forth in Section 414(c) of ERISA or any transaction described in Section 4975(c) of the Code which is not exempt by reason of Section 4975(c)(2) or Section 4975(d) of the Code, or the transitional rules of Section 2003(c) of ERISA.

                  "Projected Renewal Rentals" means, as of any date of determination, and without duplication of any Scheduled Payment, the Company's most recent good faith estimate prepared in the ordinary course of business (taking into account matters typically considered by the Company including, without limitation, age and condition of the Equipment, legal requirements, and market conditions) and reflected in the records of the Company kept for purpose of memorializing such estimates of the rental payments (excluding any portion of any such payment which is for taxes or similar charges and excluding any payment for the purchase of any Equipment, whether such purchase is mandatory or optional) that will be realized in respect of the Equipment following the expiration of the then existing firm term of the Lease covering such Equipment.

                  "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                  "Purchase Account" means for each Growth Fund the actual bank account, or book entry account maintained on such [Growth Funds] books of account, maintained for the purpose of holding or recording (as applicable) (a) sales proceeds from the sale of Equipment owned by such Growth Fund that are intended to be utilized to purchase additional Equipment for such Growth Fund and (b) equity contributions by limited partners of such Growth Fund that are intended to be utilized to purchase additional Equipment for such Growth Fund.

                  "Purchase Account Amount" means, as to each Purchase Account as of any date of determination, the sum of the sales proceeds from the sale of Equipment owned by such Growth Fund and equity contributions by limited partners of such Growth Fund contained in the Purchase Account for such Growth Fund less any portion thereof already identified by the Company to be utilized for a purpose other than to purchase additional Equipment for such Growth Fund.

                  "Purchasers" means every purchaser of the Notes.

                  "Quarterly Payment Date" means each quarterly payment date on which any principal and/or accrued interest is required to be paid on any Note pursuant to the terms of this Agreement.

                  "Quarterly Period" means the period from the first issuance of Notes to November 14, 1996, and each succeeding November 15 to February 14 period, February 15 to May 14 period, May 15 to August 14 period, and August 15 to November 14 period, as applicable.

                  "Rating Agency" shall mean Duff & Phelps Credit Rating Co. and any other NRSRO that hereafter issues a rating in respect of the Notes.

                  "Renewal Cap Amount" means for any period through December 31, 1997, $6,000,000, and for the calendar quarter commencing January 1, 1998 and each subsequent calendar quarter means $5,750,000 less $83,333 for each calendar month that has elapsed since January 1, 1998.

                  "Rental Yard Trailers" means, collectively, any and all Equipment constituting piggy-back trailers on lease through the Kankakee, Beaverville, and Southern Railroad and trailers designated by the Company as being maintained at, or being transferred to, rental yards for short-term rentals.

                  "Reportable  Event"  means  any of the  events  set  forth  in
         Section 4043(b) of ERISA or the regulations thereunder, the withdrawal of the Company or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, the filing of a notice of intent to terminate a Plan or a Multiemployer Plan or the treatment of an amendment to a Plan as a termination under section 4041 of ERISA, the institution of proceedings to terminate a Plan or a Multiemployer Plan by the PBGC, any other event or condition which might constitute grounds under Tile IV of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, the partial or complete withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan, an amendment to a Plan necessitating the posting of security under Section 401(a)(29) of the Code, or a failure by the Company or an ERISA Affiliate to make a payment required by Section 412(m) of the Code and Section 302(e) of ERISA when due.

                  "Required  Noteholders" shall mean the holder or holders of at
         least    51%   in    aggregate    principal    amount   of   the   then
         Outstanding Notes.

                  "Requirements of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Agency, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

                  "Residual Interest" means, with respect to any Person and expressed in terms of the amount so invested, a purchased right to share, or the option to acquire the right to share, directly or indirectly, in a specified percentage of the Residual Value (which percentage shall reflect the excess of the Residual Value above the Strike Price) of any item of Participation Equipment.

                  "Responsible Officer" shall mean with respect to any corporation or company, the President, Executive Vice President, Senior Vice President or any Vice President; and with respect to Bankers Trust, as Collateral Agent, any officer within the Corporate Trust and Agency Group (or any successor group thereto) of the Collateral Agent including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject; and with respect to any Person which is a corporation or national or state banking association (other than Bankers Trust, as Collateral Agent), any Vice President, corporate trust officer or other officer, in each case employed by such entity.

                  "Scheduled Payments" means, with respect to any Lease as of any date of determination, each regularly scheduled periodic (typically monthly) rental payment (excluding any portion of any such payment which is for taxes or similar charges) required to be paid by the Lessee under such Lease after such date of determination without abatement or set-off and excluding any payment for the purchase of the Equipment covered by such Lease (whether such purchase is mandatory or optional) and excluding any rental payment attributable to any renewal or extension term of such Lease unless such renewal or extension term has been irrevocably exercised and then only to the extent of each rental payment is required to be paid by the Lessee during such renewal or extension term without abatement or set-off.

                  "Security" has the meaning set forth in Section 2(1) of the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Security Agreement" shall mean collectively and individually, as the context requires, the Security Agreement (Master) executed by each Issuer in favor of the Collateral Agent of even date herewith in substantially the form of Exhibit G.

                  "Security Agreement (Lock Box)" shall mean the Security Agreement (Lock Box) executed by each Issuer in favor of the Collateral Agent of even date herewith in substantially the form of Exhibit H.

                  "Security Documents" shall mean (i) each Security Agreement, the Security Agreement (Lock Box Account) and the PLM Security Agreement and (ii) all other security agreements, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Issuer or Guarantor to the Collateral Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Notes or the performance of Issuers', Guarantors' or any other obligations under the Note Documents.

                  "Security Lien" shall mean with respect to any Property or assets, any right or interest therein of a creditor to secure Debt owed to it or any other arrangement with such creditor (i) which provides for the payment of such Debt out of such Property or assets or (ii) which allows it to have such Debt satisfied out of such Property or assets, in either case prior to the general creditors of any owner thereof, including without limitation any lien, mortgage, deed of trust, assignment of production, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises in the ordinary course of business.

                  "Short-Term Warehouse Debt" shall mean the Indebtedness for Borrowed Money under the Warehousing Credit Agreement dated September 27, 1995, as amended, among TEC Acquisub, Inc. the named Lenders thereunder and First Union National Bank of North Carolina, as agent, and the Warehousing Credit Agreement dated May 31, 1996 among American Finance Group, Inc., the named Lenders thereunder, and First Union National Bank of North Carolina, as agent, such facilities have an aggregate maximum principal amount of $35,000,000 (the "Existing Short-Term Warehouse Debt"), and any amendments thereto or refinancings thereof up to $35,000,000 for all such Debt, in the aggregate, which amendments or refinancings (i) shall be substantially similar to the terms of the Existing Short-Term Warehouse Debt and (ii) shall not contain any terms more onerous to the Company, the Collateral Agent, or the Note holders than under the Existing Short-Term Warehouse Debt.

                  "Stock" means all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

                  "Strike Price" means the amount in excess of which a Person will participate in the Residual Value of any item of Participation Equipment.

                  "Subsidiary" means, with respect to any Person, any corporation, association, partnership (other than the Growth Funds) or other business entity (i) of which an aggregate of more than fifty percent (50%) of the outstanding Stock or other voting interest having ordinary voting power to elect a majority of the directors, managers or trustees of such Person (irrespective of whether, at the time, Stock or other voting interest of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person or (ii) that is otherwise consolidated with the Company in accordance with GAAP.

                  "SunAmerica" means SunAmerica Life Insurance Company, an Arizona corporation.

                  "TEC"  means  PLM  Transportation  Equipment  Corporation,   a
         California corporation.

                  "Voting Stock" shall mean securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).


 .ECTION 2.        ISSUANCE AND DELIVERY OF NOTES

 . All Notes purchased under the Note Purchase Agreements shall be registered Notes. Each Issuer shall cause to be kept at its office or agency, maintained pursuant to Section 6.6, a register for the registration and transfer of Notes issued by such Issuer. The name and address of each holder of record of one or more Notes, each registration of transfer thereof and the name and address of each transferee of one or more Notes shall be registered in the applicable register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement, and the Issuer of such Note shall not be affected by any notice or knowledge to the contrary. Each Issuer shall furnish to the Collateral Agent within 60 days after the end of each calendar year a correct and complete list of all holders of Notes issued by such Issuer and a description of the interests so held. Upon the request from time to time of any holder of an Outstanding Note or the Collateral Agent, each Issuer shall promptly furnish to such requesting party a correct and complete list of all holders of the then Outstanding Notes issued by such Issuer and a description of the interests so held.

 . Upon surrender of any Note at the office or agency of an Issuer maintained pursuant to Section 6.6, such Issuer, at the request of the holder thereof, will execute and deliver, at such Issuer's expense (except as provided below), one or more new Notes payable to such holder in exchange therefor, for a like aggregate principal amount in denominations of not less than $3,000,000 in original principal amount.

 . Any Outstanding Note may be transferred at the office or agency of the Issuer of such Note maintained pursuant to Section 6.6, by surrendering such Note for cancellation, together with a written notice specifying the denomination or denominations of the new Notes (which shall not be less than $3,000,000 in original principal amount) and the name and address of the Person in whose name such Note or Notes are to be registered; provided, the holders of the Notes shall not have the right to transfer any of the Notes to Bank of America without the consent of the Issuers. Such notice shall be accompanied by a written instrument of transfer in a form satisfactory to the Issuer of the applicable Note (which must specify the taxpayer identification number of the transferee), duly executed by the holder of such Note or by such holder's attorney duly authorized in writing, and such Issuer may require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act, and all other Requirements of Law. Thereupon such Issuer, at its expense, shall issue in the name of the transferee or transferees, and deliver in exchange therefor, a new
Note  or  Notes,  for  a  like  aggregate   principal   amount,   in  authorized
denominations. Any transfer of a Note shall comply with applicable federal and state securities or blue sky laws and all other Requirements of Law or be subject to an applicable exemption therefrom.

 . All  transfers,  exchanges or  replacements  of Notes pursuant to Section 2.2,
Section 2.3, or Section 2.6 shall be without expense to the holder of the Notes, except that any taxes or other governmental charges required to be paid with respect to the same shall be paid by the holder of the Note requesting such transfer, exchange or replacement as a condition precedent to the exercise of such privilege. All Notes surrendered for transfer, exchange or replacement shall be cancelled by the Issuer of such Note. Each new Note delivered pursuant to Section 2.2 or Section 2.3 shall be dated and bear interest from the most recent date to which interest has been paid on the surrendered Note or Notes, or dated the date of the surrendered Note or Notes if no interest has been paid thereon. Each Issuer shall make a notation on each new Note delivered to it pursuant to Section 2.2, Section 2.3 or Section 2.6 of the amount of all payments of principal previously made on the old Note or Notes with respect to which such new Note is issued.

 . All Notes executed and delivered in exchange for, upon transfer of, or in replacement of, other Notes as provided in this Agreement shall be the valid obligations of the Issuer of such Note, evidencing the same debt as such other Notes, and shall be entitled to the benefits of this Agreement to the same extent as the Notes in exchange for or upon transfer or replacement of which they were executed and delivered.

 . Upon receipt by an Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note issued by such Issuer and

                  (a) in the case of loss, theft or destruction, of an indemnity agreement signed by the holder of the Note in form and substance reasonably satisfactory to such Issuer, or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

such Issuer, at its own expense, will execute and deliver in lieu thereof, a new Note of like tenor, and of the same series, dated and bearing interest from the date to which interest has been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest has been paid thereon. If, after the delivery of a new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, such Issuer shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the indemnity provided therefor (which shall be unsecured) to the extent of any loss, damage, cost or expense incurred by such Issuer in connection therewith.


 .ECTION 3.        PAYMENT OF NOTES, COLLATERAL AND LOCK BOX ACCOUNT

 . Notwithstanding anything in this Agreement or in the Notes to the contrary, but subject to the provisions of Section 9.5 hereof, each Issuer will pay all amounts payable with respect to the Notes issued by such Issuer and held by each Purchaser or other registered holder of such Notes (without any presentment of any such Notes and without any notation of such payment being made thereon) by crediting before noon, local time, of the place of payment of each such Note, as otherwise specified, by bank wire transfer of immediately available funds, to the account of such holder in any bank in the United States as may be designated in writing by such holder (including in such writing the ABA number of such holder's bank), or in such manner as may be directed or to such other address in the United States as may be designated in writing by such holder. The addresses and other instructions of each Purchaser set forth in Schedule I shall be deemed to constitute notice, direction or designation (as appropriate) to each Issuer with respect to direct payment as aforesaid. The holder of each Note to which this Section 3.1 applies agrees, by its acceptance of such Note, that in the event it shall sell or transfer such Note it will, prior to the delivery of such Note (unless it has already done so), make a notation thereon of all principal, if any, paid on such Note and will also note thereon the date to which interest has been paid on such Note.

 . Each Issuer will pay all taxes, assessments and charges in connection with the issuance and sale of the Notes issued by such Issuer and in connection with any modification of such Notes and will indemnify and save each holder of such Notes harmless, without limitation as to time, against any and all liabilities with respect to all such taxes, assessments and charges. The obligations of each Issuer under this Section 3.2 shall survive the prepayment or payment of the Notes and the termination of this Agreement and continue in favor of the holders of the Notes.

 . Principal on each Note will be payable in 20 equal quarterly payments commencing as of the 15th day of November, 1997 and continuing thereafter on the 15 day of each succeeding February, May, and August until August 15, 2002, being the final maturity of each Note; provided, if any such date is not a Business Day, the applicable amortization amount shall become due and payable on the first Business Day after such date. No premium shall be payable in connection with any mandatory principal payment made pursuant to the first sentence of this
Section 3.3. Each Issuer shall also make required prepayments in accordance with
Section 3.4. No acquisition or purchase of any Notes by any Issuer or any Affiliate thereof shall relieve such Issuer from or reduce its obligation to make the required principal payments provided for in this Section 3.3.

 . (a) If at any time the aggregate of the outstanding principal amount of all Outstanding Notes issued by FSI is in excess of the FSI Borrowing Base, then and in each such event (but subject to Section 4(c)), FSI shall immediately pay to the Purchasers, as a prepayment on the principal of the Outstanding Notes issued by FSI, the amount of such excess and shall pay to such Purchasers all accrued interest on the principal amount so paid and the Make-Whole Amount based on such principal payment.

                  (b) If at any time the aggregate of the outstanding principal amount of all Outstanding Notes issued by IMI is in excess of the IMI Borrowing Base, then and in each such event (but subject to Section 4(c)), IMI (or FSI as Guarantor of IMI's Obligations) shall immediately pay to the Purchasers, as a prepayment on the principal of the Outstanding Notes issued by IMI, the amount of such excess and shall pay to such Purchasers all accrued interest on the principal amount so paid and the Make-Whole Amount based on such principal payment.

                  (c) If pursuant to Sections 3.4(a) or (b) a prepayment of the Notes is required, then such prepayment may be deferred and not paid until the earlier to occur of (i) the Quarterly Payment Date next occurring after the date such prepayment is due pursuant to Section 3.4(a) or (b) and (ii) 60 days following the date such prepayment is due pursuant to Section 3.4(a) or (b), subject in each case to the satisfaction of the following conditions:

                           (1) In the case of a prepayment due on any Notes issued by FSI, at all times during such deferral period the Lock Box Account shall contain FSI Funds (calculated after taking into effect any withdrawal pursuant to Section 3.10(e)) in an amount not less than the sum of (x) the aggregate prepayments on such Notes then being deferred and (y) any FSI Funds utilized under clause (2) immediately following;

                           (2) In the case of a prepayment due on any Notes issued by IMI, at all times during such deferral period the Lock Box Account shall contain funds (whether FSI Funds, IMI Funds or both, but calculated after taking into effect any withdrawal pursuant to Section 3.10(e)) in an amount not less than the aggregate prepayment on such Notes being deferred; and

                           (3) No  Default or Event of  Default  shall  exist or
                  occur during such deferral period.

For purposes of this Section 3.4(c), FSI or the Company may deposit funds in the Lock Box Account (all such funds to be deemed to be FSI Funds). If at any time during such deferral period a Default or Event of Default shall occur, then all prepayments then deferred shall become immediately due and payable. If the Borrowing Base Certificate required to be delivered in connection with the Quarterly Payment Date referred to in clause (i) above reflects that all or a portion of such deferred prepayment would not be due based on such Borrowing Base Certificate (the "Eliminated Portion"), then such deferred prepayment shall be deemed reduced by the Eliminated Portion. Each partial prepayment of Notes pursuant to this Section 3.4(c) shall be applied to reduce, prorata, the scheduled principal payments on the Notes so prepaid.

                  (d) The provisions of this Section 3.4 shall not limit (by implication or otherwise) the rights of the holders of the Notes and the Collateral Agent under Section 5.

 . Upon compliance with Section 3.6 and subject to Section 3.7 and the following limitations, in addition to the scheduled and mandatory principal payments required by Sections 3.3 and 3.4 each Issuer shall have the privilege, at any time and from time to time, of prepaying any or all of the Outstanding Notes issued by such Issuer, either in whole or in part (but if in part then in units of $1,000,000), by payment of the principal amount of the Notes or portion thereof to be prepaid, together with accrued interest thereon, plus, to the extent permitted by law, the Make-Whole Amount (based on such principal amount). Each partial prepayment of Notes pursuant to this Section 3.5 shall be applied to reduce, pro rata, the scheduled principal payments on the Notes so prepaid. Each Issuer acknowledges that the right of the holders of the Notes to maintain their investment free and clear of prepayment (except as specifically provided in Section 3.4 and this Section 3.5) is a valuable right and the provision for payment of the Make-Whole Amount by the Issuers if the Notes issued by such Issuer are prepaid under Section 3.4 and this Section 3.5 or accelerated under
Section 5.3 as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

 . Each Issuer will give notice of any prepayment of the Notes issued by such Issuer to each holder thereof pursuant to Section 3.5 not less than ten days nor more than 30 days before the date fixed for such optional prepayment. Each such notice and each such prepayment shall be accompanied by a certificate from a Responsible Officer (a) stating the principal amount to be prepaid, (b) stating the proposed date of prepayment, (c) stating the accrued interest on each such Note to such date through the date of prepayment, and (d) stating the Make-Whole Amounts required under Section 3.5.

 . All partial prepayments by a particular Issuer or otherwise in respect of the Notes shall be applied on all Outstanding Notes issued by such Issuer ratably in accordance with the unpaid principal amounts thereof but only in units of $1,000, and to the extent that such ratable application shall not result in an even multiple of $1,000, adjustment may be made by such Issuer to the end that successive applications shall result in substantially ratable payments.

 . If upon the exercise of any remedy provided herein or provided in any of the Note Documents or otherwise the Collateral Agent comes into possession of any monies properly owing to the Collateral Agent or the holders of the Notes, it shall distribute such monies pursuant to Section 5.10. All payments to be made on account of any Note shall be made by the Collateral Agent by check mailed to the address of the holder thereof as shown in the register maintained in accordance with Section 6.6; provided, the Collateral Agent shall make any payment on account of any Note held by an institutional holder thereof by wire transfer to the account of such holder in any bank in the United States specified in a written request (which shall be no later than two Business Days prior to such payment) given to the Collateral Agent by such holder. The address
of  each  Purchaser  set  forth  in  Schedule  I  under  the  heading   "Payment
Instructions" shall be deemed to constitute such a written request with respect to such Purchaser.

 . The Obligations are secured by the Collateral. Each Issuer and each Guarantor will comply with its obligations under the Note Documents.

 .        3.10     Lock Box Account

                  (a) Within 15 days following the Closing Date the Company and each Issuer will enter into the Security Agreement (Lock Box) with a national bank or other financial institution designated by the Collateral Agent and the Lock Box Account will be established. Pursuant to the Security Agreement (Lock
Box), all partnership distributions, fees and other amounts payable to each Issuer by each of the Growth Funds (excluding partnership distributions applicable to FSI's partnership interest in each of the Growth Funds other than Growth Fund VII and No Load Growth Fund) will be deposited into the Lock Box Account and held in trust for the Collateral Agent and the holders of the Notes issued by such Issuer. FSI shall instruct Growth Fund VII and No Load Growth Fund in writing in connection with the Closing (such instructions to not be revoked or revocable unless consented to in writing by the Collateral Agent) to make payments of partnership distributions payable to FSI to the Lock Box Account. IMI shall instruct each Growth Fund in writing in connection with the Closing (such instructions to not be revoked or revocable unless consented to in writing by the Collateral Agent) to make all payments of management fees, data processing expense reimbursements/fees and lease negotiation and acquisition fees payable to IMI by each Growth Fund to the Lock Box Account. Pursuant to the Security Agreement (Lock Box), the Collateral Agent shall have the sole right to disburse funds from the Lock Box Account.

                  (b) The Collateral Agent shall use reasonable efforts to maintain records identifying the particular Issuer on whose behalf each payment was made to the Lock Box Account, and the Issuers will assist the Collateral Agent in making such determinations.

                  (c) On each Quarterly Payment Date and on or about each date that a prepayment is required to be made by an Issuer on its Outstanding Notes, the Collateral Agent shall disburse to the holders of the Outstanding Notes out of funds then contained in the Lock Box Account the following:

                           (i) From the FSI Funds, to the holders of the Outstanding Notes issued by FSI an amount of FSI Funds equal to all accrued and unpaid interest (including interest on past due amounts) on such Outstanding Notes;

                           (ii) From the IMI Funds, to the holders of the Outstanding Notes issued by IMI, an amount of IMI Funds equal to all accrued and unpaid interest (including interest on past due amounts) on such Outstanding Notes;

                           (iii) To the extent the amount of IMI Funds distributed pursuant to clause (ii) preceding is not sufficient to pay all accrued and unpaid interest (including interest on past due amounts) on the Outstanding Notes issued by IMI, from the remaining FSI Funds to the holders of such Outstanding Notes issued by IMI an amount equal to such deficiency;

                           (iv) From the remaining FSI Funds, to the holders of the Outstanding Notes issued by FSI an amount equal to the principal payments (including prepayments) due on such Outstanding Notes;

                           (v) From the remaining IMI Funds, to the holders of the Outstanding Notes issued by IMI an amount equal to the principal payments (including any prepayments) due on such Outstanding Notes;

                           (vi) To the extent the amount of IMI Funds distributed pursuant to clause (v) preceding is not sufficient to pay all principal payments (including prepayments) due on the Outstanding Notes issued by IMI, from the remaining FSI Funds to the holders of such Outstanding Notes issued by IMI an amount equal to such deficiency;

                           (vii)    As to any remaining FSI Funds, to FSI; and

                           (viii)   As to any remaining IMI Funds, to IMI.

                  If as of any such date of payment the amount of FSI Funds contained in the Lock Box Account are not sufficient to cover the payments then due on the Outstanding Notes issued by FSI, then FSI shall pay such deficiency directly to the applicable holders of such Notes. If as of any such date of payment the amount of IMI Funds contained in the Lock Box Account are not sufficient to cover the payments then due on the Outstanding Notes issued by IMI, then IMI (or FSI as Guarantor of IMI's Obligations) shall pay such deficiency directly to the applicable holders of such Notes.

                  (d) Notwithstanding anything to the contrary, after the receipt by the Collateral Agent of any notice that a Default or Event of Default has occurred and during the continuance of any Default or Event of Default, the Collateral Agent shall apply all funds of each Issuer in the Lock Box Account to prepay the Outstanding Notes issued by such Issuer. If there are any FSI Funds remaining after the payment of all amounts (principal and interest) owed on the Outstanding Notes issued by FSI, then to the extent necessary the remaining FSI Funds shall be applied to prepay the Outstanding Notes issued by IMI until all amounts on such Notes are paid.

                  (e) From time to time FSI may elect in accordance with the applicable partnership agreement or operating agreement to declare (such declaration to be evidenced by notice from FSI to Collateral Agent setting forth the amount of such distribution and the scheduled payment date thereof) a distribution to all partners (both limited and general) of Growth Fund VII or No Load Growth Fund (as each such declaration as it applies to the related Growth Fund, a "Distribution Declaration"). If during any Quarterly Period one or more Distribution Declarations occur and the distributions covered by such declaration(s) are required to be paid no later than the Business Day preceding the Quarterly Payment Date next following such Quarterly Period and provided that FSI's portion of the distributions covered by such Distribution Declaration exceed the sum of (i) the aggregate of the principal payments due on the Quarterly Payment Date next following such Quarterly Period and (ii) the amount (if any) required to be maintained in the Lock Box Account pursuant to Section 3.4(c), then by notice in the form of Exhibit I given to the Collateral Agent and SunAmerica, IMI may withdraw from the Lock Box Account prior to the Quarterly Payment Date next following such Quarterly Period an amount up to (but not in excess of) the total management fees of IMI then contained in the Lock Box Account; provided, no such withdrawal may occur if a Default or Event of Default exists or if at any time prior to such date the distributions covered by any Distribution Declaration have failed to be paid on or before the date such distributions were to be paid by the terms of the related declaration (and each such declaration shall contain such a payment date) and the principal and interest payments due on the related Quarterly Payment Date were not paid by the expiration of the grace period described in Sections 5.1(a) and (b).

                  (f) On each Quarterly Payment Date each Issuer may withdraw its funds contained in the Lock Box Account only (i) if and to the extent there are any funds of such Issuer remaining in the Lock Box Account after the Collateral Agent has made the payments then due on the Outstanding Notes of such Issuer and any of the other Obligations of such Issuer then due but unpaid, and
(ii) no Default or Event of Default exists and, after giving effect to such withdrawal, no Default or Event of Default shall occur. The applicable Issuer withdrawing such funds shall deliver to the Collateral Agent together with any request for a release of funds from the Lock Box Account a certificate with respect to the foregoing provisions of this Section 3.11(f) in the form of attached Exhibit J signed by a Responsible Officer of such Issuer.

                  (g) If any Issuer or the Company receives any payment in respect of or proceeds resulting from the Collateral or any part thereof, such party shall deposit such payment or proceeds into the Lock Box Account promptly after the receipt thereof.


 .ECTION 4.        EVIDENCE OF ACTS OF NOTE HOLDERS

 . Any request, consent, demand, authorization, notice, waiver or other action required or permitted by this Agreement to be given or taken by the holders of the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor and may be signed or executed by such holders in person or by agent or agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to each Issuer and the Collateral Agent.

 . Any request, consent, demand, authorization, notice, waiver or other action of the holder of any Note shall bind every future holder of the same Note and the holder of every Note issued in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by an Issuer in pursuance of such action irrespective of whether or not any notation in regard thereto is made upon such Note.


 .ECTION 5.        DEFAULTS - REMEDIES

 . Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

                  (a) Default shall occur in the payment of interest on any Note when the same shall become due and such default shall continue for more than five Business Days; or

                  (b) Default shall occur in the payment of any scheduled principal on any Note and such default shall continue for more than five Business Days; or

                  (c) Default shall occur in the payment of any mandatory prepayment on any Note and such default shall continue for more than five Business Days; or

                  (d) Default shall occur in the payment of any Make-Whole Amount; or

                  (e) Default shall occur in the observance or performance by one or more Issuers or either Guarantor of any covenant or agreement contained in Section 6.8, 6.14 or 6.16; in each case, to be performed by one or more Issuers or either Guarantor; or

                  (f) Default shall occur in the observance or performance by one or more Issuers or either Guarantor of any provision of this Agreement (excluding defaults described in clauses (a) through (e) above) or any other Note Document; in each case, to be performed by any one or more of the Issuers or either Guarantor which is not remedied to the satisfaction of the Required Noteholders within 30 days after the occurrence thereof, or any of the Note Documents shall cease to be in full force and effect; or

                  (g) Any representation or warranty made by any one or more of the Issuers or either Guarantor herein, or made by any one or more of the Issuers or either Guarantor in any statement or certificate furnished by any one or more of the Issuers in connection with the consummation of the sale or delivery of the Notes or furnished by any one or more of the Issuers or either Guarantor pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

                  (h) (i) Default shall occur in the repayment of any principal of or the payment of any interest on any Approved Subordinated Debt and such default shall not be cured within any applicable grace or cure period (if any) or breach shall occur in any term of any evidence of such Debt and such breach shall not be cured within any applicable grace or cure period (if any) and the effect of such breach is to permit acceleration of such Approved Subordinated Debt, (ii) default shall occur in the repayment of any principal of or the payment of any interest on any Debt of the Company other than any Approved Subordinated Debt, or breach shall occur in any term of any evidence of such Debt, in each case exceeding, in the aggregate outstanding principal amount, $1,000,000 (including undrawn committed or available amounts and including amounts owing to all creditors under a syndicated or combined credit arrangement) and such default or breach shall not be cured within any applicable grace or cure period (if any), or (iii) breach or violation of any term or provision of any evidence of Debt referred to in the preceding clause (ii) and of any other loan agreement, mortgage, indenture, guaranty or other agreement relating thereto shall occur, the effect of which is to permit acceleration under the applicable instrument, loan agreement, mortgage, indenture, guaranty or other agreement, whether or not waived by the note holder or obligee, and such failure shall not have been cured within the applicable cure or grace period, or there is an acceleration under the applicable instrument, loan agreement, mortgage, indenture, guaranty or other agreement; or

                  (i) (i) Default shall occur in the repayment of any principal of or the payment of any interest on any Debt of the Growth Fund, or breach shall occur in any term of any evidence of such Debt, and in each case $1,000,000 or more of outstanding principal shall be immediately due and payable or shall have been accelerated and become immediately due and payable; or

                  (j) There shall have occurred a change in the assets, liabilities, financial condition, operations, affairs or prospects of the Company or any Issuer, which, in the reasonable determination of Required Noteholders, has, either individually or in the aggregate, had a Material Adverse Effect; or

                  (k) (i) Any corporation or Person, or a group of related corporations or Persons, shall acquire (A) beneficial ownership of in excess of fifty percent (50%) of the outstanding Stock or other voting interest having ordinary voting power to elect a majority of the directors, managers or trustees of the Company (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (B) all or substantially all of the Property of the Company, or (ii) a majority of the board of directors of the Company, at any time, shall be composed of Persons other than (A) Persons who were members of the board of directors of the Company on the date of this Agreement, or (B) Persons who subsequently become members of the board of directors of the Company and who either (1) are appointed or recommended for election with the affirmative vote of a majority of the directors in office as of the date of this Agreement or (2) are appointed or recommended for election with the affirmative vote of a majority of the board of directors of the Company who are described in clauses (ii)(A) and (ii)(B)(1) above, or (iii) during any consecutive 24-month period more than two out of the top five Company's senior management as of the date of this Agreement shall have ceased to devote substantially all of their business time to managing the Company; or

                  (l) (i) Any Reportable Event or a Prohibited Transaction shall occur with respect to any Plan or Multiemployer Plan; (ii) a notice of intent to terminate a Plan or Multiemployer Plan under Title IV of ERISA shall be filed (excluding the termination of the ESOP which has previously occurred); (iii) a notice shall be received by the plan administrator of a Plan or Multiemployer Plan that the PBGC has instituted proceedings to terminate such plan or appoint a trustee to administer such plan; (iv) any other event or condition shall exist which might, in the opinion of the Required Noteholders, constitute grounds under Title IV of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan;
         (v) the Company or any ERISA Affiliate shall withdraw from a Multiemployer Plan; (vi) any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, shall exist with respect to any Plan; (vii) the actuarial present value of the benefit liabilities under any Plan shall exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities (for this purpose, the term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA); (viii) a liability to or on account of a Plan or Multiemployer Plan is incurred under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; or (ix) a Plan amendment shall result in an increase in current liability such that the Company or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code; and in case of the occurrence of one or more events or conditions described in clauses (i) through (ix) above, such events or conditions are more likely than not to result in an aggregate liability of the Company and ERISA Affiliates, as determined in good faith by the Required Noteholders, in excess of five percent (5%) of Consolidated Tangible Net Worth, and such liability shall not be covered in full, for the benefit of the Company, by insurance maintained with financially sound and reputable insurance companies that are not Affiliates; or

                  (m) Final judgment or judgments for the payment of money aggregating in excess of $1,000,000 is or are outstanding against any of the Company, any of its Subsidiaries or any Issuer or against any of its property or assets, and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

                  (n) Any of the Company, any of its Subsidiaries or any Issuer causes or suffers an order for relief to be entered with respect to it under applicable federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for it or for the major part of its property; or

                  (o) A custodian, trustee or receiver is appointed for any of the Company, any of its Subsidiaries or any Issuer, or for the major part of its property and is not discharged within 30 days after such appointment; or

                  (p) Bankruptcy, reorganization, insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against any of the Company, or any of its Subsidiaries or any Issuer and, if instituted against it, are consented to or are not dismissed within 60 days after such institution; or

                  (q) A default shall occur under the PLM Guaranty or the FSI Guaranty and such default shall not be cured within any applicable grace or cure period expressly provided in PLM Guaranty or FSI Guaranty, as applicable; or

                  (r) FSI shall resign, withdraw, be removed or transfer its interest as the general partner or manager of any one or more of the Growth Funds; or

                  (s) FSI's or IMI's (as applicable) rights to receive partnership distributions in respect of the general partnership/membership interest of FSI in either of Growth Fund VII or No Load Growth Fund or data processing fees/reimbursements, management fees or lease negotiation and acquisition fees in respect of any Growth Fund are abated, reduced, set-off against or terminated other than in connection with the dissolution or winding up of a Growth Fund not caused by the resignation, withdrawal or removal of FSI as the general partner or general manager of the Growth Fund or the dissolution or bankruptcy of FSI.

 . If the holder of any Note or of any other evidence of Debt of the Company or any Issuer gives any notice or takes any other action with respect to a claimed default, the Company and each Issuer agrees to give written notice within three Business Days of such event to the Collateral Agent and all holders of the then Outstanding Notes.

 . When any Event of Default described in Section 5.1(a), (b), (c) or (d) has happened and is continuing, any holder of any Note may, and when any Event of Default described in Sections 5.1(e) through (m), inclusive, or described in Sections 5.1(q), (r) or (s) has happened and is continuing, the Required Noteholders may, by notice to the Issuers, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in Sections 5.1(n), (o) or (p) has occurred, then all of the then Outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. The Notes are not prepayable except as provided in Article 3. Accordingly, any acceleration following an Event of Default shall be deemed to be a breach of Article 3, and the Issuer of each Outstanding Note shall pay to each holder of the such Outstanding Note the entire principal balance of, and accrued interest on, such Note plus, to the extent permitted by law, the Make-Whole Amount as liquidated damages reasonably calculated to compensate such holder for loss of its bargain and not as a penalty. Each Issuer acknowledges that the right of the holders of the Notes to maintain their investment free and clear of prepayment (except as specifically provided in Section 3.6) is a valuable right and the provision for payment of the Make-Whole Amounts by the Issuers if the Notes are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances. Without limiting the provisions of
Section 9.17, each Issuer further agrees, to the extent permitted by law, to pay to the holders of the then Outstanding Notes issued by such Issuer all costs and expenses incurred by them in the collection of such Notes upon any default hereunder or thereon, including reasonable compensation to such holders' attorneys for all services rendered in connection therewith.

 . The provisions of Section 5.3 are subject to the condition that if the principal of and accrued interest on all or any of the then Outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in Sections 5.1(e) through (m), inclusive, or described in Sections 5.1(q), (r) or (s) the Required Noteholders may, by written instrument given to the Issuers and the Collateral Agent, rescind and annul such declaration and the consequences thereof; provided, at the time such declaration is annulled and rescinded:

                  (a) No judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement; (b) All arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or Make-Whole Amounts on the Notes which have become due and payable solely by reason of such declaration under Section 5.3) shall have been duly paid; and

                  (c) Each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section 8.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

 .        5.5      Default Remedies

                  (a) The exercise of remedies under this Agreement and the other Note Documents are granted to the holders from time to time of the Outstanding Notes and are delegated by such holders to the Collateral Agent to the extent set forth in this Agreement, the Collateral Agency Agreement, and the other Note Documents. Pursuant to the Collateral Agency Agreement, the Collateral Agent shall exercise such remedies for the equal and proportionate benefit and security of the holders from time to time of the Outstanding Notes and for the enforcement of the prompt and complete payment when due of all sums due in connection with this Agreement, the Notes and each of the other Note Documents and for the performance and observance by the Company and the Issuers of the covenants, obligations and conditions to be performed and observed by the Company and the Issuers and all other parties, other than the Collateral Agent and the holders of Outstanding Notes, to this Agreement and each of the other Note Documents.

                  (b) If an Event of Default exists, the Collateral Agent may exercise all of the rights and remedies delegated or granted to it under this Agreement, the Collateral Agency Agreement or any of the other Note Documents, and all of the rights and remedies herein or therein conferred, it being expressly understood that no such remedy is intended to be exclusive of any other remedy or remedies; but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or therein or now or hereafter existing at law or in equity or by statute, and may be exercised from time to time as often as may be deemed expedient by the Collateral Agent.

                  (c) If an Event of Default exists, the Collateral Agent, to the extent it may lawfully do so, may also, with or without proceeding with sale or foreclosure or demanding payment of the Notes, without notice, appropriate and apply to the payment of the Obligations all or any portion of the Collateral in its possession and any and all balances, credits, deposits accounts, reserves or other monies due or owing to the Issuers held by or for the benefit of the Collateral Agent under this Agreement, any of the other Note Documents or otherwise.

                  (d) All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of the Company and the Issuers contained in this Agreement, or in any document referred to herein or in any agreement supplementary hereto or in any of the other Note Documents, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of the Company and the Issuers contained herein.

 .        5.6      Other Enforcement Rights

                  (a) The Collateral Agent may (but unless first requested so to do by the Required Noteholders and furnished with indemnity satisfactory to it pursuant to the Collateral Agency Agreement shall not be under any obligation
to) proceed to protect and enforce this Agreement, the Notes and each other Note Document by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein granted, or for foreclosure thereunder, or for the appointment of a receiver or receivers for the foreclosure thereunder, or for the appointment of a receiver or receivers for the Collateral or any part thereof, for the recovery of judgment for the Obligations or for the enforcement of any other proper legal or equitable remedy available under Requirements of Law.

                  (b) In the event that an Event of Default has occurred and is continuing and there shall be pending any case or proceeding for the bankruptcy or for the reorganization or arrangement of the Company or any Issuer under the federal bankruptcy laws or any other Requirements of Law, or in connection with the insolvency of the Company or any Issuer, or in the event that a custodian, receiver or trustee shall have been appointed for the Company, any Issuer or any of their respective Properties, or in the event of any other proceedings in respect of the Company, any Issuer or any of their respective Properties, (i) the Collateral Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent and of the holders of the Notes allowed in any judicial proceedings relative to the Company, any Issuer or their respective Properties, and (ii) irrespective of whether the principal of all of the Notes shall then be due and payable as therein expressed, by proceedings for the payment thereof, by declaration or otherwise, the Collateral Agent shall be entitled and empowered to file and prove a claim for the whole amount of principal, Make-Whole Amounts (if any) and interest owing and unpaid in respect of the Notes, and any other sum or sums owing thereon or pursuant thereto or hereto, and to collect and receive any monies or other Property payable or deliverable on any such claim, and to distribute the same after the deduction of all amounts due it hereunder, under the other Note Documents and the Collateral Agency Agreement; and any receiver, custodian, assignee or trustee in bankruptcy, trustee or debtor in reorganization or trustee or debtor in any proceedings for the adoption of an arrangement is hereby authorized by each holder of each Note, by the acceptance of the Note or Notes held by it, to make such payments to the Collateral Agent, and, if the Collateral Agent shall consent to the making of such payments directly to the holders of the Notes, to pay to the Collateral Agent all amounts due it hereunder and under the other Note Documents or the Collateral Agency Agreement.

                  (c) Notwithstanding anything in this Agreement or any other Note Document to the contrary, the Required Noteholders shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Collateral Agent and providing for indemnity satisfactory to it pursuant to the Collateral Agency Agreement, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions hereof and thereof; provided, such direction shall not be otherwise than in accordance with the provisions of Requirements of Law.

         5.7      Effect of Sale, etc.

                  (a) To the maximum extent permitted by law, any sale or sales pursuant to the provisions hereof or of any other Note Document, whether under the power of sale granted thereby or pursuant to any legal proceedings, shall operate to divest the Company or the applicable Issuer, as the case may be, of all right, title, interest, claim and demand whatsoever, either at law or in equity, of, in and to the Collateral, or any part thereof, so sold, and any Property so sold shall be free and clear of any and all rights of redemption by, through or under the Company or any Issuer. At any such sale the holder of any Note may bid for and purchase the Property sold and may make payment therefor as set forth below, and any holder of Notes so purchasing any such Property, upon compliance with the terms of sale, may hold, retain and dispose of such Property without further accountability.

                  (b) The receipt by the Collateral Agent or by any Person authorized under any judicial proceedings to make any such sale, of the proceeds of any such sale shall be a sufficient discharge to any purchaser of the Collateral, or of any part thereof, sold as aforesaid; and no such purchaser shall be bound to see to the application of such proceeds, or be bound to inquire as to the authorization, necessity or propriety of any such sale. In the event that, at any such sale, any holder of Notes is the successful purchaser, it shall be entitled, for the purpose of making settlement or payment, to use and apply its Notes by crediting thereon the amount apportionable and applicable thereto out of the net proceeds of such sale.

 . No course of dealing on the part of the Collateral Agent or any holder of Notes nor any delay, omission or failure on the part of the Collateral Agent or any holder of Notes to exercise any right or power shall exhaust or impair such right or power or operate as a waiver of such right or power or prevent its exercise during the continuance of a default or otherwise prejudice the Collateral Agent's or such holder's rights, powers and remedies. Every right and remedy given by this Article 5 or by law to the Collateral Agent or any holder of Notes may be exercised from time to time as often as may be deemed expedient by the Collateral Agent's or such holder's rights, powers and remedies.

 . If the Collateral Agent shall have instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding shall have been continued or abandoned for any reason, or shall have been determined adversely to the Collateral Agent, then and in every such event, the Collateral Agent, the Company, the Issuers and the holders of the Notes shall, to the maximum extent permitted by law and subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter rights and remedies of the Collateral Agent shall continue as though no such proceeding had been instituted.

 . The proceeds of any exercise of rights with respect to the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder shall be paid to and applied as follows:

                  (a) First, to the payment of (i) costs and expenses of foreclosure or suit or other exercise of a right or remedy, if any, and
         (ii) all fees,  expenses,  liabilities  and advances,  including  legal expenses and attorneys' fees, incurred or made hereunder, the Collateral Agency Agreement or under any of the other Note Documents by the Collateral Agent or the holders of the Notes and (iii) all taxes or assessments superior to the Security Lien held by the Collateral Agent hereunder, except any taxes or assessments subject to which said sale may have been made;

                  (b) Second, to the payment to the holders of the Notes of the amounts then due, owing or unpaid on the Notes for principal, interest and Make-Whole Amounts, if any; and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Notes, then ratably according to the aggregate of such principal and the accrued and unpaid interest and Make-Whole Amounts, if any, with application on each Note to be made, first, to unpaid interest thereon, second, to unpaid Make-Whole Amounts, if any, and third, to the unpaid principal thereof; and

                  (c) Third, to the payment of the surplus, if any, to the Issuers (divided among the Issuers according to the relative value of, as evidenced by sales proceeds received in respect of, the Collateral sold).

         If there is a deficiency in respect of any Note, Guarantors and the Issuer of such Note shall remain liable therefor and shall forthwith pay the amount of any such deficiency to the Collateral Agent to be distributed in the same order set forth above in this Section 5.10.

 . No waiver by the Collateral Agent or by the holder of any Note of any default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default, or to impair the rights resulting therefrom except as may be otherwise expressly provided herein. No remedy hereunder is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or otherwise existing, nor shall the giving, taking or enforcement of any other or additional security, collateral or guaranty for the payment of or performance of the Obligations secured pursuant to this Agreement operate to prejudice, waive or affect the security of this Agreement or any other Note Document or any rights, powers or remedies hereunder or thereunder, nor shall the Collateral Agent or any holder of any Note be required to first look to, enforce or exhaust such other or additional security, collateral or guaranties.

 .        5.12     Limitations on Suits

                  (a) No holder of any Note shall have the right to institute any suit, action or proceeding at law or in equity, for the execution of any power of this Agreement or for any other remedy under or upon this Agreement or any other Note Document, unless (i) the Required Noteholders shall have made written request upon the Collateral Agent to exercise the remedies granted to it under this Agreement; (ii) such holders shall have offered to the Collateral Agent the indemnity satisfactory to it as provided under the Collateral Agency Agreement; and (iii) the Collateral Agent shall have refused or omitted to comply with such request for a period of 15 days after such written request shall have been received by it.

                  (b) Such notification, request, offer of indemnity and refusal or omission are hereby declared, in every case, to be conditions precedent to the exercise by any holder of a Note of any remedy hereunder; it being understood and intended that no one or more holders of Notes shall have any right in any manner whatever by its or their action to enforce any right under this Agreement, except in the manner herein provided, and that all judicial proceedings to enforce any provision of this Agreement shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of the then Outstanding Notes.

 . Nothing in any provision of this Agreement, the Notes or any other Note Document shall affect or impair the obligation of each Issuer (as to the Notes issued by such Issuer), which obligation is absolute and unconditional, to pay the principal of and Make-Whole Amounts (if any) and interest on the Notes to the respective holders of the then Outstanding Notes on the dates when due, and at the place in such Notes expressed, whether upon acceleration or otherwise, or affect or impair the right of action, which is also absolute and unconditional, of such holders to institute suit to enforce such payment by virtue of the contract embodied in the Notes.

 . Each of the parties to this Agreement and to each other Note Document agrees, and each holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Agreement or such other Note Document, or in any suit against the Collateral Agent for any action taken or omitted by it as the Collateral Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claim or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Collateral Agent, to any suit instituted by any Note holder, or group of Note holders, holding more than 33% in aggregate principal amount of the then Outstanding Notes, or to any suit instituted by any Note holder for the enforcement of the payment of the principal of, or interest or Make-Whole Amounts (if any) on, any Note, on or after the date when such Note or portion thereof shall have become due.

 . To the extent it lawfully may do so, each Guarantor and each Issuer hereby covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of, any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on any of the Notes or this Agreement or any other Note Document; and, to the extent it lawfully may do so, each Guarantor and each Issuer hereby expressly waives and relinquishes all benefit and advantage of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power herein granted to the holders of the Notes or delegated to the Collateral Agent, but it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.


 .ECTION 6.        CERTAIN COVENANTS

 . The Company and each  Issuer  agrees to preserve  and keep in force and effect
(i) its company existence, (ii) all licenses and permits necessary to the proper conduct of its business and (iii) all qualifications in each jurisdiction where the nature of its business or the Property owned by it makes such qualification necessary. FSI agrees to not resign or otherwise consent to its removal as the general partner or manager of each Growth Fund, and FSI agrees to not consent to or join in any amendment or any instrument whereby FSI's ownership interest in Growth Fund VII or No Load Growth Fund would be reduced or FSI's rights to receive partnership distributions, fees or other amounts in respect of Growth Fund VII or No Load Growth Fund would be reduced, abated, suspended or terminated. IMI agrees to not resign or terminate its status as the party providing the services relating to, and as the party entitled to receive, management fees, data processing fees/reimbursements and lease negotiation and acquisition fees from each Growth Fund, and IMI agrees to not consent to or join in any amendment or any instrument whereby IMI's rights to receive fees or other amounts in respect of a Growth Fund would be reduced, abated, suspended or terminated. IMI shall continue to be a wholly owned subsidiary of FSI, and FSI shall continue to be a wholly owned subsidiary of the Company.

 .        6.2      Insurance

         (a) The Company will maintain and keep in force, or will cause to be maintained and kept in force (to the extent not otherwise maintained and kept in force in compliance with any Note Document, but without limiting in any manner the insurance required to be maintained and kept in force under any such Note Document) insurance of the types and in amounts then customarily carried in lines of business similar to that of the Company and its Subsidiaries, including fire, extended coverage, public liability, property damage, environmental hazard and workers' compensation, in each case carried with financially sound and reputable insurance companies, excluding in any event all Affiliates of the Company except to the extent of Permitted Affiliate Insurance (subject to commercial reasonableness as to each type of insurance). Without limiting the foregoing, the insurance coverage required to be maintained under this Section 6.2(a) shall insure all Equipment constituting Collateral at not less than the greater of the applicable Lease stipulation value or the Appraised Value.

         (b) The Company shall provide to the Collateral Agent within 30 days following the Closing Date and on or before January 1 of each year thereafter, a certificate evidencing the maintenance by it of policies for such insurance.

 . The Company and each Issuer will (and the Company will cause its other Subsidiaries to) promptly pay and discharge all Charges imposed upon it or upon or in respect of all or any part of its Property or business, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any of its Property; provided, it shall not be required to pay any such Charge, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any of its Property or any material interference with the use thereof by it, and (ii) if required under GAAP, the Company, the Issuer or the applicable Subsidiary shall set aside on its books reserves deemed by it to be adequate with respect thereto. The Company and each Issuer will (and the Company will cause its other Subsidiaries to) promptly comply in all material respects with all Requirements of Law, including without limitation, all Requirements of Law relating to health, safety or the environment.

  The  Company  and each  Issuer  will  maintain,  preserve  and keep its assets
(whether owned in fee or a leasehold or other interest) in good repair and working order in accordance with industry standards and from time to time will make all repairs, replacements, and restorations as are consistent with industry standards for prudent operation.

 .        6.5      Agreement to Deliver Security Documents

                  (a) Each Guarantor and each Issuer shall from time to time take all steps necessary or advisable to validate, perfect or maintain the security interest of the Collateral Agent for the benefit of itself and the holders of the Notes, in, or to defeat the assertion by any third party of any material adverse claim with respect to, any interest, right or remedy of the Collateral Agent or the holders of the Notes in, to or under all or any part of the Collateral. In addition, each Guarantor and each Issuer hereby irrevocably authorizes the Collateral Agent, to the extent permitted by law, to execute and deliver, in the particular Guarantor's name and on the particular Guarantor's behalf or in the particular Issuer's name and on such Issuer's behalf, such instruments and documents as may, in the Collateral Agent's or the Required Noteholders' reasonable judgment, be necessary or desirable to evidence or protect the Collateral Agent's duly perfected, first priority security interest in and to the Collateral, subject only to the Permitted Liens, and to execute and file, in the particular Guarantor's name and on such Guarantor's behalf or in the particular Issuer's name and on such Issuer's behalf, financing statements (including amendments and continuation statements) and other security perfection documentation in such jurisdictions where it may be necessary or appropriate to validate, perfect or maintain the Collateral Agent's first priority security interest in and to the Collateral, subject only to the Permitted Liens. Each Guarantor and each Issuer shall also take such further action with respect to the Collateral Agent's security interest in the Collateral as shall be reasonably required by the Collateral Agent or the Required Noteholders from time to time.

 . Each Issuer will punctually pay or cause to be paid the principal and interest (and Make-Whole Amounts, if any) to become due in respect of the Notes issued by such Issuer according to the terms thereof. Each Guarantor and each Issuer will maintain an office where notices, presentations and demands in respect of this Agreement or the Notes may be made. Each such office shall be maintained at the address specified for such party in or pursuant to Section 9.3 until 30 days after such time as such party shall notify the holders of the Notes of any change of location of such office. Each Issuer will also maintain an office or agency where the Notes issued by such Issuer may be presented for registration of transfer, exchange or replacement as provided in Article 2. Each Issuer hereby initially designates the principal corporate office of such Issuer in San Francisco, California as its agency for such purpose. Each Issuer will give to the holders of the Notes prior written notice of any change of location of any such office or agency. If either Guarantor or any Issuer shall fail to maintain any such office or agency (and this sentence shall not be deemed to waive such failure), such presentations may be made at the address specified for such Guarantor or such Issuer in or pursuant to Section 9.3.

 .        6.7      Nature of Business

                  (a) The Company will not engage in any business other than as is directly related to the management, ownership, brokerage, investment in, lease and maintenance of equipment held for lease or sale and the public and private syndication of investment programs in any of the foregoing businesses.

                  (b) Each of FSI and IMI shall not engage in any business other than the business currently conducted by such party.

 . Each Issuer may use the proceeds for the sale of the Notes issued by such Issuer solely for the purpose of making loans to the Company (as evidenced by loan documentation satisfactory to the Collateral Agent). The Company shall use such loan proceeds (i) first, to retire the outstanding indebtedness owed on the Principal Mutual Note Agreement (which retirement shall not occur later than 30 days following the first issuance of Notes) (ii) second, to purchase from time to time outstanding capital stock of the Company, and (iii) third, as to the remainder of such proceeds, for other legal purposes in the ordinary course of business of the Company and its Subsidiaries, subject to all provisions of the Note Documents. No proceeds from the sale of the Notes shall be used for any other purpose.

 . The Company and its Subsidiaries shall maintain at all times a Consolidated Total Net Worth of not less than $45,000,000 plus the sum of 50% of Consolidated Net Income for all periods commencing on and after July 1, 1996.

 . The Company and its Subsidiaries shall maintain a minimum Consolidated EBITDA to Debt Service Ratio of not less than 150%.

 . The Company and its Subsidiaries shall maintain a Consolidated Debt to Total Net Worth Ratio, as at the last day of any of the Company's fiscal quarters, of no greater than 2 to 1.

 .        6.12     Restricted Payments

                  (a) The Company will not declare any dividend which is payable more than 60 days after the date of declaration thereof.

                  (b) None of the Company, any of its Subsidiaries or any Issuer shall make any Investment in any Person nonconsolidated with the Company for the purpose of or having the effect of repaying Debt of such Person.

 . None of the Company, any of its Subsidiaries or any Issuer will, without the prior written consent of the Required Noteholders, create or incur, or suffer to be incurred or to exist, any Lien on its Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any Property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its general creditors, or pledge the Stock of any Subsidiary, except for the following Liens ("Permitted Liens"):

                  (a) Liens for Charges or levies and liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by Section 6.3;

                  (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which it shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                  (c) Liens incidental to the conduct of business or the ownership of property or assets (including warehousemen's and attorneys' liens and statutory landlords' liens), or to secure statutory obligations, or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                  (d) Reservations, exceptions, easements, rights-of-way, conditions, restrictions, leases, and other similar title exceptions or encumbrances affecting real property that were not incurred in the borrowing of money and that, individually and in the aggregate, do not materially detract from the value of such property or materially interfere with the use in the ordinary conduct of its business as such business is proposed to be conducted;

                  (e) Liens granted to the holders of the Notes or the Collateral Agent, securing the Notes or other Obligations;

                  (f)      Liens securing the Existing Senior Debt;

                  (g) Liens securing the Short Term Warehouse Debt (which Liens shall encumber only the Equipment Assets acquired with the Short Term Warehouse Debt and the proceeds of such assets); and

                  (h) Liens  securing  Non-Recourse  Secured  Debt (which  Liens
         shall   encumber   only  the  Equipment   Assets   acquired  with  such
         Non-Recourse Secured Debt and the proceeds of such assets).

Without limiting the foregoing, no Lien shall be permitted to exist in respect of the partnership interests owned by FSI in respect of the Growth Funds (excluding PLM Equipment Growth Fund VII and Professional Lease Management Income Fund, L.L.C.) or in any partnership distributions or proceeds applicable to such partnership interests.

  None of the Company, any of its Subsidiaries or any Issuer will, without the prior written consent of the Required Noteholders, (i) consolidate with or be a party to a merger with any other Person or (ii) Dispose, directly or indirectly, in one transaction or a series of transactions, of all or substantially all of its assets or (iii) form or own any interest in any subsidiary, partnership or other entity except as permitted under Section 6.17; provided, the Company may merge with one or more of its wholly-owned Subsidiaries if the Company is the survivor of the merger; provided further, the Company may effect clause (i) or
(ii) preceding if the successor entity or acquiror (as applicable) has a debt rating of BBB (or equivalent) or better issued by a NRSRO and the successor or acquiror agrees to assume all of the Company's and Issuers' obligations under the Note Documents in form satisfactory to the Required Noteholders. If the Required Noteholders fail to notify the Company that they are refusing their consent to a transaction for which their consent is required under this Section on or before the 60th day after the Company requests such consent in writing, the Required Noteholders will be deemed to have consented to such transaction. If the Required Noteholders consent (or are deemed to consent) to a transaction covered by this Section 6.14, (A) if the closing of such transaction does not occur with 60 days after such consent (or deemed consent) the Company must request consent to such transaction again, and (B) no transaction covered by clauses (i) or (ii) of this Section 6.14 shall become effective unless and until the successor or acquiror agrees to assume all of the Company's and Issuers obligations under the Note Documents in form satisfactory to the Required Noteholders.

 . None of the Company, any of its Subsidiaries or any Issuer will enter into or be a party to any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except upon fair and reasonable terms no less favorable to it than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

 . None of the Company, any of its Subsidiaries or any Issuer may repurchase or make any offer to repurchase any Notes unless the offer has been made to repurchase Notes, pro rata, from all holders of the then Outstanding Notes at the same time and upon the same terms. In case the Company, any of it Subsidiaries or any Issuer repurchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.

 . The Company shall not make or suffer to exist, or permit or suffer any of its Subsidiaries or any Issuer to make or suffer to exist, any Investments in any Person, except the following:

                  (a)      Investments existing on the Closing Date;

                  (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any state thereof maturing within 180 days from the date of acquisition thereof; (ii) commercial paper maturing no more than 180 days form the date of creation thereof and currently rated at least "A-1" by Standard & Poor's Ratings Group or "P-1" by Moody's Investors Service, Inc.; (iii) certificates of deposit, maturing no more than 180 days from the date of investment therein, issued by commercial banks incorporated under the laws of the United States of America, or any State thereof, and each having combined capital, surplus and undivided profits of not less than $200,000,000 and currently rated at least "A-1" by Standard & Poor's Ratings Group or "P-1" by Moody's Investors Service, Inc.; (iv) time deposits, maturing no more than 180 days from the date of creation thereof, with commercial banks having membership in the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; and (v) demand deposits on deposit in accounts maintained at any FDIC insured bank;

                  (c) Investments in the form of intercompany loans or advances to or in the Company, by any Subsidiary of the Company if and only if, at the request of the Required Noteholders, the Subsidiary making such loan or advance executes a subordination agreement subordinating such Debt to the Notes and the Obligations;

                  (d) Deposits on, or Investments in, Equipment Assets by the Company;

                  (e) Investments by the Company consisting of the acquisition of the Voting Stock or all or substantially all of the assets of Persons engaged in businesses similar to the business of the Company;

                  (f) Investments by the Company consisting of the acquisition of Portfolio Assets;

                  (g) Investments by the Company or FSI consisting of capital contributions to PLM Securities Corp., solely to the extent necessary to enable PLM Securities Corp., to comply with the net capital requirements to which it is subject as a broker-dealer registered with the National Association of Securities Dealers;

                  (h) Investments by the Company consisting of capital contributions to Transportation Equipment Indemnity Company, Ltd., solely to the extent necessary at the time such Investment is made, based on financial calculations performed by KPMG Peat Marwick, or of other independent public accountants of recognized national standing, to enable Transportation Equipment Indemnity Company, Ltd. to comply with the Bermuda insurance code or any governmental regulations pertaining thereto;

                  (i) Investments by FSI or TEC in existence as of February 1, 1988;

                  (j) Investments by FSI or TEC in any limited partnership of which FSI or TEC is the general partner or in any corporation or limited liability company of which FSI or TEC is manager; provided that
         (i) without limiting the other provisions of this Section 6, all Debt of such Person shall be Non-Recourse to the Company and its Subsidiaries except FSI or TEC, as applicable, and (ii) such Person shall be engaged in a business reasonably similar to any of the businesses engaged in by the Company and its Subsidiaries as of the date of this Agreement;

                  (k)  Investments by the Company or TEC in Residual  Interests;
         and

                  (l)      Investments by the Company in leveraged leases.

 . (a) Immediately upon the Company or any Issuer becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, the Company or such Issuer shall deliver to the Collateral Agent and the holders of the then Outstanding Notes a written notice specifying the nature and period of existence thereof and what action the Company or the Issuer is taking or proposes to take with respect thereto.

                  (b) Promptly following the commencement of an action, suit or proceeding against (or upon the knowledge of the Company or any Issuer of an action, suit or proceeding threatened against or affecting) the Company or any Issuer before any court, arbitrator or governmental body, agency or official (i) which in any manner draws into question the validity or enforceability of this Agreement or any other Note Document, (ii) which involves the resignation, withdrawal, removal or transfer of its interest by FSI as a general partner or manager of any Growth Fund or the conversion of FSI's general partnership interest in a Growth Fund to a limited partnership interest, (iii) which involves the actual or threatened suspension, abatement, reduction, set-off against or termination of any fee, partnership interest distributions or other monies to which any Issuer would be entitled to receive but for such action,
(iv) which involves the actual or threatened resignation, withdrawal, removal or termination of IMI as the equipment manager of or provider of data processing, lease negotiation or equipment acquisition services to any Growth Fund, or (v) which involves any breach of any state or federal securities laws in respect of any Growth Fund or any breach of fuduciary duty on the part of FSI as general partner or manager of any Growth Fund, the Company or any Issuer shall deliver to the Collateral Agent and the holders of the then Outstanding Notes a written notice specifying the nature and period of existence thereof and what action the Company or the Issuer is taking or proposes to take with respect thereto.

 . The Company and each Issuer will keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company, such Subsidiary and such Issuer, in accordance with generally accepted principles of accounting
consistently   maintained   (except  for  changes  disclosed  in  the  financial
statements furnished pursuant to this Section 6.19 and concurred in by the Independent Public Accountants referred to in Section 6.19(b)), and will furnish to each holder of the then Outstanding Notes and the Collateral Agent (in duplicate if so specified below or otherwise requested):

                  (a) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each calendar year, copies of:

                           (i) consolidated balance sheets of the Company and its Subsidiaries and their respective successors as of the close of such period, and

                           (ii) consolidated statements of income, cash flows and owners' equity of the Company and its Subsidiaries and their respective successors for the portion of the calendar year ending with such period, in each case setting forth in comparative form the figures for the corresponding period of the preceding calendar year, all in reasonable detail and certified as complete and correct, subject to changes resulting from year-end adjustments, by an authorized financial officer of the Company;

                  (b) Annual Statements. As soon as available and in any event within 120 days after the end of each calendar year, copies in duplicate of:

                           (i) consolidated balance sheets of the Company and its Subsidiaries and their respective successors as of the close of such calendar year, and

                           (ii) consolidated statements of income, cash flows and owners' equity of the Company and its Subsidiaries and their respective successors for such calendar year, in each case setting forth in comparative form the figures for the preceding calendar year, all in reasonable detail and accompanied by an unqualified opinion thereon of a firm of an Independent Public Accountant selected by the Company to the effect that the financial statements have been prepared in accordance with generally accepted accounting principles and that the examination of such accountants in connection with such financial statements has been made in accordance with GAAP and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                  (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit, if any, of the Company made by independent accountants;

                  (d) Compliance Certificates. As soon as practicable and in any event within 60 days after the end of each fiscal quarter of the Company (including, without limitation, the fiscal quarter of the Company most recently completed prior to the date hereof), except with respect to the final fiscal quarter of each fiscal year, in which case as soon as possible and in any event within 120 days after the end of such fiscal quarter, a Compliance Certificate dated on the execution date thereof but effective as of the last day of such fiscal quarter, duly executed by a Responsible Officer of the Company, with appropriate insertions satisfactory to the Required Noteholders, in their sole discretion;

                  (e) SEC Filings. As soon as available and in no event later than five Business Days after the same shall have been filed with the SEC, a copy of each Form 8-K Current Report, Form 10-K Annual Report, Form 10-Q Quarterly Report, Annual Report to Shareholders, Proxy Statement or Registration Statement of the Company or any of its Subsidiaries;

                  (f) Master Lease Summary Report. Within 45 days after the last day of each calendar quarter, a report listing each item of Equipment and the Capitalized Cost thereof, and including with respect to each such item (other than with respect to (i) Rental Yard Trailers, (ii) marine vessels subject to a Marine Vessel Pooling Arrangement, and
         (iii) marine containers subject to a Marine Container Pooling Arrangement), showing the Lease with respect thereto and describing, as to each such Lease, the Lessee thereunder, the then current monthly rental payment thereunder, the initial term thereof, the scheduled expiration date thereof and such other information relating to such Lease as the Required Noteholders may reasonably require, and listing separately with respect to all (1) Rental Yard Trailers, (2) marine containers subject to Marine Container Pooling Arrangements and (3) marine vessels subject to Marine Vessel Pooling Arrangements, the aggregate utilization thereof and the aggregate lease or rental revenue obtained therefrom, in each case based on the best information then reasonably available to the Company;

                  (g) ERISA. (i) Promptly and in any event within ten days after the Company or any Subsidiary knows or has reason to know of the occurrence of a Reportable Event with respect to a Plan with regard to which notice must be provided to the PBGC, a copy of such materials required to be filed with the PBGC with respect to such Reportable Event and in each such case a statement of a Responsible Officer of the Company or any Subsidiary setting forth details as to such Reportable Event and the action which the Company or an ERISA Affiliate, as appropriate, proposes to take with respect thereto; (ii) promptly and in any event within ten days after the Company or any Subsidiary knows or has reason to know of the occurrence of any Prohibited Transaction that could result in liability, directly or indirectly, to the Company or an ERISA Affiliate, a written notice signed by a Responsible Officer of the Company or any Subsidiary specifying the nature thereof, what action the Company or the ERISA Affiliate, as appropriate, is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the IRS, the Department of Labor or the PBGC with respect thereto, (iii) promptly after receipt of each actuarial report for any Plan and each annual report for any Multiemployer Plan, true and complete copies of each such report, (iv) immediately upon becoming aware that a Multiemployer Plan has been terminated, that the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or that the PBGC has instituted or intends to institute proceedings under Title IV of ERISA to terminate a Multiemployer Plan, a written notice signed by a Responsible Officer of the Company or any Subsidiary specifying the nature of such occurrence and any other information relating thereto requested by the Collateral Agent, (v) promptly and in any event within ten days after the Company or any Subsidiary knows or has reason to know of any condition existing with respect to a Plan that presents a material risk of termination of the Plan, imposition of an excise tax, requirement to provide security to the Plan or incurrence of other liability by the Company or any ERISA Affiliate a statement of a Responsible Officer of the Company or any Subsidiary describing such condition; (vi) at least ten days prior to the filing by any plan administrator of a Plan of a notice of intent to terminate such Plan, a copy of such notice; (vii) at least ten days prior to the filing thereof with the Secretary of the Treasury, a copy of any application by the Company or an ERISA Affiliate for a waiver of the minimum funding standard under Section 412 of the Code; (viii) promptly and in no event more than ten days after the filing thereof with the IRS, copies of each annual report which is filed on Form 5500, together with certified financial statements for the Plan (if any) as of the end of the applicable plan year and actuarial statements on Schedule B to such Form 5500; (ix) promptly and in any event within ten days after it knows or has reason to know of any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, a statement of a Responsible Officer of the Company or any ERISA Affiliate describing such event or condition; (x) promptly and in no event more than ten days after receipt thereof by the Company or any ERISA Affiliate, a copy of each notice received by the Company or an ERISA Affiliate concerning the imposition of any withdrawal liability with respect to a Multiemployer Plan; (xi) promptly after receipt thereof a copy of any notice the Company or any ERISA Affiliate may receive from the PBGC or the IRS with respect to any Plan or Multiemployer Plan;

                  (h) Supplemental Information; Notice of Material Adverse Effect, Default or Event of Default. Immediately upon becoming aware of any event that has resulted in or could reasonably be expected to result in a Material Adverse Effect, Default or Event of Default, notice with respect thereto, and if no notice under this Section 6.19(h) or Section 6.18 is given within any calendar year, within 60 days after the end of each such calendar year, a certificate by a Responsible Officer of the Company and of each Issuer stating that no Material Adverse Effect, Default or Event of Default has occurred during such calendar year and that the Company and each Issuer was in compliance with the covenants contained in Article 6 during such calendar year;

                  (i) Supplemental Disclosure. Immediately upon becoming aware of any material matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described by the Company or any Issuer in this Agreement or any of the other Note Documents (including all Schedules and Exhibits hereto or thereto) or which is necessary to correct any information set forth or described by the Company or any Issuer hereunder or thereunder or in connection herewith which has been rendered inaccurate thereby;

                  (j) Requested Information. With reasonable promptness, such other data and information as the Collateral Agent, the Rating Agency or any holder of the then Outstanding Notes may reasonably request; and

                  (k) Information Required by Rule 144A. The Company and each Issuer will, upon the request of the holder of any Outstanding Note issued by such Issuer, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

Without limiting the foregoing, the Company and each Issuer will permit each holder of a then Outstanding Note that is a financial institution or an insurance company or that represents holders of at least 10% in aggregate principal amount of the Outstanding Notes (or such Persons as any of them may designate), (in each case while a Default or Event of Default has occurred and is continuing at the Company's or the Issuer's expense with respect to out-of-pocket expenses) to visit and inspect, the Company's and each Issuer's books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss the Company's and each Issuer's affairs, finances and accounts with its respective officers, employees, and independent public accountants (and by this provision the Company and each Issuer's authorizes said accountants to discuss with such holders and their respective designees the finances and affairs of the Company and each Issuer's) all at such reasonable times and as often as may be reasonably requested.

 . Without the prior written consent of the Required Noteholders, none of the Company or any Issuer will not amend in any material respect any one or more of the Note Documents.

 . The Company shall have the right to make payments in respect of any Approved Subordinated Debt including regularly scheduled installments of principal, interest and fees, and prepayments; provided, no such payment shall be made if, as of the date of such payment, any Event of Default or Default shall have occurred and be continuing or if, immediately after giving effect to such payment, any Event of Default or Default would have occurred.

 . The Company shall cause each Subsidiary to distribute to the Company all of its available cash to the extent it is not reasonably necessary for the operation of such Subsidiary's business, subject to the provisions of the Note Documents applicable to each Issuer.

 . In addition to the obligations and documents that this Agreement requires the Company or an Issuer to perform, the Company and each Issuer shall (and the Company shall cause any of its Subsidiaries to) promptly upon request by the Collateral Agent or the Required Noteholders do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments,
estoppel   certificates,   financing   statements  and  continuations   thereof,
termination  statements,   notices  of  assignment,   transfers,   certificates,
assurances and other instruments as the Collateral Agent or the Required Noteholders, as the case may be, may reasonably require from time to time in order (i) to effectuate the purposes of this Agreement or any other Note Document, (ii) to perfect and maintain the validity, effectiveness and priority of any of the Note Documents and the Security Liens intended to be created thereby, and (iii) to assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent and the Required Noteholders the rights granted or now or hereafter intended to be granted to the Collateral Agent or the Required Noteholders under any Note Document or the Collateral Agency Agreement or under any other document executed in connection therewith.

 . All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise fall within the limitations of, another covenant, shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

 .        6.25     Borrowing Base Certificates

                  (a) As soon as available and in any event not later than 15 days after the end of each calendar month or as may be otherwise required pursuant to the terms hereof, a Borrowing Base Certificate (prepared as of the end of the calendar month immediately preceding the date such Borrowing Base Certificate is delivered to the Collateral Agent, in the case of monthly Borrowing Base Certificates, and as of the most recent date feasible in the case of other Borrowing Base Certificates), substantially in the form of Exhibit B or another form agreed to by Collateral Agent, in each case certified by a Responsible Officer of the Company and each Issuer. The portion of each Borrowing Base Certificate relating to the General Partner Amount shall be based on the most recently prepared Company Appraisal, and each Company Appraisal prepared immediately following the preparation of an Independent Appraisal shall reflect (as to the Equipment covered by such Independent Appraisal) Appraised Values not to exceed those contained in such Independent Appraisal.

                  (b) If FSI shall resign or withdraw or be removed or transfer its interest as the general partner or manager of any one or more of the Growth Funds, then upon the occurrence thereof the Company or FSI shall give written notice of such event to the Collateral Agent and the holders of the Outstanding Notes. In such event the Company and each Issuer shall prepare and deliver to the Collateral Agent and the holders of the Outstanding Notes a revised and updated Borrowing Base Certificate, within 15 days following such event, each such certificate to be prepared on the basis of excluding from the FSI Borrowing Base and the IMI Borrowing Base any Equipment owned or management fees, data processing expense reimbursements/fees or lease negotiation or acquisition fees payable by each such Growth Fund as to which such event has occurred.

                  (c) If any Data Processing  Contract,  Management  Contract or
Equipment Services Contract shall be terminated, then upon the occurrence thereof the Company or IMI shall give written notice to the Collateral Agent and the holders of the Outstanding Notes of such event. In such event the Company and each Issuer shall prepare and deliver to the Collateral Agent and the
holders  of  the  Outstanding   Notes  a  revised  and  updated  Borrowing  Base
Certificate, within 15 days following such event, such certificate to be prepared on the basis of excluding from the IMI Borrowing Base any fees or other amounts payable under such contract.
                  (d)  The  Company  and  each  Issuer  shall   provide  to  the
Collateral Agent such information as may be requested by the Collateral Agent from time to time in respect of the data relied upon by the Company or the Issuers in preparing any part of a Borrowing Base Certificate.

                  (e) Within 120 days following the end of each calendar year (commencing with calendar year 1996), the Company shall cause the Company's Independent Public Accountants to perform a review on a sampling basis of the Company's and each Issuer's books and records to determine the accuracy of the Borrowing Base Certificates prepared by the Company during such year. No later than 30 days following the Closing Date the Company and SunAmerica shall agree upon (and set forth in writing) the procedure to be followed by the Company's Independent Accountants in performing such review (as agreed to, the "Borrowing Base Review Procedures").

                  (f) In preparing estimates of Projected Renewal Rentals, the Company agrees (i) to prepare and update such estimates on a regular basis (no less frequently than quarterly) and in good faith and in the ordinary course of business (taking into account matters typically considered by the Company, including, without limitation, age and condition of the Equipment, legal regulations and market environment) and (ii) to memorialize such estimates in records of the Company specifically kept for such purpose.

 .        6.26     Appraisals

                  (a) The Company has delivered (or will within five days following the Closing Date) to the Collateral Agent a Company Appraisal covering all of the Equipment owned by the Growth Funds as of the Closing Date. Within 60 days following the Closing Date the Company will cause an Independent Appraisal to be prepared and delivered to the Collateral Agent in respect of the Equipment contained in each of the following categories: vessels, aircraft and railcars.

                  (b) Commencing with calendar year 1997, once during each calendar year the Collateral Agent may by notice to the Company require an Independent Appraisal to be performed with respect to all Equipment.

                  (c) On no less than a quarterly basis the Company will update the books and records maintained in respect of the Equipment to reflect the Company's good faith determination of the Appraised Value of the Equipment on an item by item basis. If an item of Equipment has been sold within the six month period preceding the date of a Company Appraisal or Independent Appraisal (provided such sale is on an arms length basis in a negotiated or bid transaction rather than pursuant to a stipulated price previously agreed to by the seller and the buyer [the preceding term stipulated price shall not be deemed to cover a fair market value purchase option granted to a Lessee under a Lease]), then the Company or Independent Appraiser (as applicable) shall apply the sales price of such item of Equipment (net of customary sales costs) to any other comparable item of Equipment with necessary adjustments for differences in age, mileage, usage, number of cycles, recent market conditions and other similar factors; provided, the Company may elect to use as the Appraised Value of such comparable Equipment a value that is less than such net sales price.

                  (d) The Company shall make available to the Collateral Agent from time to time upon request copies of the Company's or the Issuers' records reflecting the Appraised Value of the Equipment as established by the Company. In addition, in the event of any material write down in the Appraised Value of a category of Equipment or an item of Equipment with an Appraised Value (prior to such write down) of $7,500,000 or more (as to a category of Equipment) or $1,000,000 or more (as to an item of Equipment), the Company shall provide to the Collateral Agent a reasonably detailed description of the reason for such write down. In determining the Appraised Value of each item of Equipment, the Company and the Independent Appraiser shall assume that such item of Equipment is sold within 180 days following the date of such appraisal.


 .ECTION 7.        COLLATERAL AGENT

         By its purchase of a Note, each Purchaser appoints SunAmerica as the initial Collateral Agent. The Company and the Issuers jointly and severally hereby covenant and agree to pay the Collateral Agent from time to time, and the Collateral Agent shall be entitled to, compensation as agreed for all services rendered by it hereunder and under the other Note Documents and in the exercise and performance of any of its powers and duties hereunder and thereunder, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Company and each Issuer jointly and severally covenant and agree to pay or reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with the provisions of this Agreement, the Collateral Agency Agreement or the other Note Documents (including the reasonable compensation and the expenses and disbursements of its counsel and of all the Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or wilful misconduct. Except as is expressly set forth in this Agreement or the Note Documents, the Collateral Agent agrees that it shall have no right against any holder for the payment of compensation for its services hereunder or under any of the Note Documents or any expenses or disbursements incurred in connection with the exercise and performance of its powers and duties hereunder or thereunder or any indemnification against liability that it may incur in the exercise and performance of such powers and duties, but on the contrary shall, subject to the provisions hereof, look solely to the Company and the Issuers for such payment and indemnification. THE COMPANY AND EACH ISSUER JOINTLY AND SEVERALLY HEREBY INDEMNIFY THE COLLATERAL AGENT FOR, AND HOLD IT HARMLESS AGAINST, ANY LOSS, LIABILITY OR EXPENSE INCURRED WITHOUT GROSS NEGLIGENCE OR WILFUL MISCONDUCT ON ITS PART, ARISING OUT OF OR IN CONNECTION WITH THE ACCEPTANCE OR ADMINISTRATION OF THIS AGREEMENT, THE OTHER NOTE DOCUMENTS OR THE COLLATERAL AGENCY AGREEMENT, INCLUDING THE COSTS AND EXPENSES OF DEFENDING ITSELF AGAINST ANY CLAIM OR LIABILITY IN CONNECTION WITH THE EXERCISE OR PERFORMANCE OF ANY OF ITS POWERS OR DUTIES HEREUNDER AND UNDER THE NOTE DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY LOSS, LIABILITY OR EXPENSE
RELATING TO FEDERAL, STATE, LOCAL, OR FOREIGN LAW, INCLUDING SECURITIES, ENVIRONMENTAL LAW AND COMMERCIAL LAW OR OTHER REQUIREMENTS OF LAW, WHICH ARISES UNDER COMMON LAW OR AT EQUITY OR IN CONTRACT OR OTHERWISE. THE FOREGOING INDEMNITY SHALL COVER LOSSES, LIABILITIES OR EXPENSES RESULTING FROM THE ORDINARY NEGLIGENCE OF THE COLLATERAL AGENT, WHETHER SOLE, JOINT, CONTRIBUTORY OR CONCURRENT.


 .ECTION 8.        AMENDMENTS, WAIVERS AND CONSENTS

 . Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company and the Issuers, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if and only if the consent in writing of the Required Noteholders shall have been obtained; provided, without the written consent of the holders of all of the then Outstanding Notes, no such waiver, modification, alteration or amendment shall be effective (i) which will extend the time of payment of the principal of or the interest on any Note or reduce the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of holders of the Notes required to consent to any such amendment, alteration or modification or to take any other action or give any other consent under this Agreement; and further provided, without the consent in writing of the Collateral Agent, no such waiver, modification, alteration or amendment shall be effective which will change Section 5.10(a), Article 7 or this Section 8.1.

 . Any such amendment or waiver shall apply equally to all of the holders of the then Outstanding Notes and shall be binding upon them, upon each future holder of any Note and upon the Company and the Issuers, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.


 .ECTION 9.        MISCELLANEOUS; EXPENSES, TAXES AND INDEMNIFICATION

 . Neither this Agreement nor any of the rights or obligations hereunder can be assigned by the Company or any Issuer without the prior written consent of the Required Noteholders. Subject to the immediately preceding sentence, whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all the covenants, promises and agreements in this Agreement contained by or on behalf of the Company and each Issuer shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

 . The unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

 . All communications provided for herein shall be in writing and shall be (unless otherwise required by the specific provision hereof in respect of any matter) delivered personally, deposited in the United States mail, first class, or sent by telecopy or telefax and confirmed by United States first class mail, addressed as follows:

                  If to the Company:

                           PLM International, Inc.
                           One Market
                           Steuart Street Tower, Suite 900
                           San Francisco, CA 94105-1301
                           Attn:  Chief Financial Officer and General Counsel
                           Telecopy:  (415) 905-7256
                           Telephone number:  (415) 974-1399

                  If to FSI:

                           c/o PLM International, Inc.
                           One Market
                           Steuart Street Tower, Suite 900
                           San Francisco, CA 94105-1301
                           Attn:  Chief Financial Officer and General Counsel
                           Telecopy:  (415) 905-7256
                           Telephone number:  (415) 974-1399

                  If to IMI:

                           c/o PLM International, Inc.
                           One Market
                           Steuart Street Tower, Suite 900
                           San Francisco, CA 94105-1301
                           Attn:  Chief Financial Officer and General Counsel
                           Telecopy:  (415) 905-7256
                           Telephone number:  (415) 974-1399

                  If to the holders of the Notes,  to the addresses set forth on
Schedule 1.

                  If to the Collateral Agent:

                           SunAmerica Life Insurance Company
                           c/o SunAmerica Corporate Finance
                           700 Louisiana, Suite 3905
                           Houston, Texas 77002
                           Attention:  Tom Denkler
                           Telecopy:  (713) 222-1402
                           Telephone number:  (713) 222-9019

or to any such party at such other address as any such party may designate by notice duly given in accordance with this Section to the other parties. All notices shall be effective only upon receipt.

 . This Agreement and the Notes shall be construed in accordance with and governed by the laws of the State of Texas and applicable federal law.

 . Each Issuer and each of the holders of the Notes specifically intend and agree to contractually limit the amount of interest payable under this Agreement, the Notes and all other Note Documents to the maximum rate or amount of interest permitted under applicable law. If applicable law is ever construed so as to render usurious any amounts called for under this Agreement, the Notes or any other Note Document, or contracted for, charged, taken, reserved or received with respect to the extension of credit evidenced hereby and thereby, or if acceleration of maturity of any of the Notes or if any prepayment by an Issuer results in such Issuer having paid, or demand having been made on such Issuer to pay, any interest in excess of that permitted by applicable law, then all excess amounts theretofore received by the holder or holders of the Notes shall be credited on the principal balances of the Notes (or, if the Notes have been or would thereby be repaid in full, refunded to such Issuer), and the provisions of this Agreement, the Notes and the other Note Documents and any demand on such
Issuer  shall  immediately  be  deemed  reformed  and  the  amounts   thereafter
collectible hereunder and thereunder shall immediately be reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and no holder of the Notes intends to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to any holders of the Notes, for the use, forbearance or detention of the indebtedness evidenced hereby and thereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. As used herein, the term "interest" means interest as determined under applicable law, regardless of whether denominated as interest in this Agreement, the Notes or the other Note Documents. The provisions of this Section 9.5 shall control over all other provision of this Agreement, any Notes and any other Note Documents. . This Agreement may be executed, and delivered in any number of counterparts, each of such counterparts constituting an original but all together only one Agreement.

  Any headings or captions preceding the text of the several sections hereof are intended solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect. All references herein or in any other Note Document to the masculine, feminine or neuter gender shall also include and refer to each other gender not so referred to.

 . This Agreement may, subject to the provisions of Article 8 hereof, from time to time and at any time, be amended or supplemented by an instrument or instruments in writing executed by the parties hereto.

 . Nothing in this Agreement expressed or implied is intended or shall be construed to give to any Person other than the Company, the Issuers, the holders of the Notes and the Collateral Agent and their respective permitted successors and assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provision herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Company, the Issuers, the holders of the Notes and the Collateral Agent and their respective permitted successors and assigns.

 . Whenever in this Agreement the giving of notice by mail or otherwise is required, the giving of such notice may be waived only in writing by the Person or Persons entitled to receive such notice.

 . In any case where the date of maturity of interest or principal on the Notes or the date fixed for any payment (in whole or in part) of any Note or the day for performance of any act or the exercising of any right, as provided herein, shall not be a Business Day, then payment of such interest on or principal of the Notes may be made or such act performed or right exercised, on the next succeeding Business Day, with the same force and effect as if done on the nominal date provided herein.

 . Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or combination or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP, consistently applied, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

 . Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. . All references herein to Exhibits or Schedules shall be to the Exhibits and Schedules attached to this Agreement unless the context otherwise requires reference to an exhibit or schedule to another document. All Exhibits and Schedules attached to this Agreement are made a part hereof for all purposes.

 . If at any time (a) the Issuers shall pay and discharge the entire indebtedness on all Notes hereunder by paying or causing to be paid the principal of, and Make-Whole Amounts (if any) and interest on, all Notes hereunder, as and when the same become due and payable or (b) all such Notes shall have been cancelled as herein provided (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.6); and if the Company or the Issuers shall also pay and perform or cause to be paid and performed all other Obligations, then and in that case this Agreement shall cease, terminate, and become null and void, and thereupon the Collateral Agent shall, upon written request of the Issuers and any other relevant party to the Note Documents forthwith execute proper instruments acknowledging satisfaction of and discharging this Agreement and releasing all Liens held by it pursuant to the terms hereof; provided, the provisions of Article 7, Sections 9.17 and 9.19 and this Section 9.15 shall survive the satisfaction and discharge of this Agreement.

 . In the event that any covenants of the Company or the Issuers contained herein conflict directly with any covenants of the Company contained in any other Note Document, this Agreement shall control. It is the intent of the parties hereto that any apparent conflict between any Note Document and this Agreement shall be construed, to the greatest extent possible, to avoid any such conflict.

 . The Company and each Issuer jointly and severally agree to pay and to indemnify and hold each Note holder harmless in respect of all of the following:

                  (a) all costs and expenses incurred by the Note holders in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement or any other Note Documents or any document contemplated by or referred to herein or therein or the consummation of the transactions contemplated hereby and thereby, including the reasonable attorneys' fees and expenses (for its regular or special counsel and local counsel as appropriate), incurred by the Note holders with respect thereto;

                  (b) all costs and expenses incurred by the Note holders in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Notes) under this Agreement or any other Note Documents, or any document contemplated by or referred to herein or therein, including reasonable attorneys' fees and expenses (for its regular or special counsel and local counsel as appropriate), incurred by the Note holders;

                  (c) appraisal, audit, environmental inspection and review, search and filing costs, fees and expenses, incurred or sustained in connection with the matters referred to under paragraphs (a) and (b) of this section; and

                  (d) fees, costs and expenses, if any, incurred by the Note holders with respect to the Collateral Agent or to the Rating Agency and the NAIC to maintain ratings therefrom.

Without limiting the generality of the foregoing, the Company and the Issuers jointly and severally agree to shall pay, within 30 days after receipt thereof, all invoices of special counsel to the Note holders with respect to the Closing.

  The Company and the Issuers jointly and severally agree to pay all governmental taxes, assessments and other Charges (except income, gross receipts, ad valorem, intangibles, franchise or other similar taxes imposed on the Collateral Agent or the Note holders), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of the Note Documents or the issuance of the Notes by reason of any existing or hereafter enacted federal, state, local or foreign statute, and to indemnify and hold the Collateral Agent and the Note holders and each of their successors and assigns harmless against liability in connection with any such taxes, assessments or other Charges.

 . To the fullest extent permitted by applicable law, the Company and the Issuers jointly and severally agree to protect, indemnify, defend and hold harmless each Note holder and each of their respective directors, officers, employees and agents and any Person who controls any Note holder within the meaning of the Securities Act (each an "Indemnitee" and collectively, the "Indemnitees") from and against any liabilities, losses, obligations, damages, penalties, expenses or costs of any kind or nature and from any suits, judgments, claims or demands (including in respect of or for all reasonable attorneys' fees and expenses and other fees and disbursements of consultants of such Indemnitees in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitees shall be designated a party thereto) based on any federal, state, local or foreign law or other statutory regulation, including securities, environmental law and commercial law or other Requirement of Law, which arises under common law or at equity or on contract or otherwise on account of or in connection with any matter or thing or any action or failure to act by the Indemnitees, or any of them arising out of or relating to this Agreement or any other Note Documents, or any document contemplated by or referred to herein or therein, except none of the Company or any Issuer shall have no liability under this Section 9.19 to any Indemnitee to the extent such liability arises from the willful misconduct or gross negligence of such Indemnitee (collectively, the "Indemnified Matters"). THE FOREGOING INDEMNITY SHALL COVER LOSSES, LIABILITIES OR EXPENSES RESULTING FROM THE ORDINARY NEGLIGENCE OF THE INDEMNITEES, WHETHER SOLE, JOINT, CONTRIBUTORY OR CONCURRENT. Upon receiving notice of any suit, claim or demand asserted by any Person that any Note holder believes is covered by this indemnity, such Note holder shall give the Company and each Issuer notice of the matter and an opportunity to defend it, at the sole cost and
expense  of  the  Company  and  the  Issuers,   with  legal  counsel  reasonably
satisfactory to such Note holder. The obligations of the Company and the Issuers under this Section 9.19 shall survive the payment and performance of the Obligations and the termination of this Agreement. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 9.19 may be unenforceable because it is violative of any law or public policy, the Company and the Issuers jointly and severally agree to contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

 .        9.20     Entire Agreement

                  (a) This Agreement, together with the Schedules and Exhibits hereto, and the other Note Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements or understandings with respect thereto, including without limitation, the "PLM International, Inc. - Senior Secured Notes - Summary of Principal Terms and Conditions" attached to letter dated May 23, 1996 from SunAmerica to Mr. J. Michael Allgood as Vice President and Chief Financial Officer of the Company.

                  (b) THE NOTE  DOCUMENTS  ARE A WRITTEN  LOAN  AGREEMENT  UNDER
         SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE.

                  (c) SUCH WRITTEN LOAN AGREEMENT (BEING ALL OF THE NOTE DOCUMENTS) REPRESENTS THE FINAL AGREEMENT AMONG THE ISSUERS, THE GUARANTORS, THE PURCHASERS AND THE COLLATERAL AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                  (d) THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  their  duly
authorized officers to execute and deliver this Agreement as of the date first above written.

                         PLM INTERNATIONAL, INC.


                         By:
                             Stephen Peary, Senior Vice President


                         PLM FINANCIAL SERVICES, INC.


                         By:


                         PLM INVESTMENT MANAGEMENT, INC.


                         By:


                         SUNAMERICA LIFE INSURANCE COMPANY


                         By:
                            Sam Tillinghast, Authorized Agent